UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

Corporate:

HELiOS Exchange, Inc.

1 Gate Six Road, Suite 203

Sausalito, California 94965

 Phone: (415) 226-6170

http://Helios-EEX.com

Best Efforts Offering of 50,000 7% Convertible Preferred Stock Shares
Offering Price per 7% Convertible Preferred Stock Share: $100 (USD)
Minimum Offering: N/A

DIVIDEND POLICY: Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share. Dividends is calculated and accrues daily.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 50,000 7% Convertible Preferred Stock Shares are being offered to the public at $100 per 7% Convertible Preferred Stock Share. There is no minimum number of 7% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $5,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 7% Convertible Preferred Stock Shares, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

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An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Investing in the Company’s Preferred Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in the Company.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

The date of this Offering Circular is _________, 2017.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	001	$100.00	$0.00	$100.00
Total Maximum	50,000	$5,000,000.00	$0.00	$5,000,000.00

1)

The Company is offering a maximum of 50,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE  HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

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THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlier of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Shares held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

If the Cost of Energy Significantly Declines, Energy Efficiency and Renewable Energy Projects May Become Less Attractive from a Financial Perspective.

In general, the business case for energy efficiency and renewable energy is more compelling when energy prices are high because the potential savings from energy savings are higher, making the payback period shorter and the investment return higher. If energy prices decline, then these projects are less attractive from a purely financial perspective (note however that there is also a regulatory push by many countries, states and cities that may ultimately require owners to undertake energy efficiency measures in order to reduce emissions of greenhouse gasses, in which case owners would need to make their buildings more efficient regardless of the business case). Conversely, a rise in energy prices may make energy efficiency investments more attractive to real estate owners.

Many traditional sources of energy such as coal, petroleum based fuels and natural gas are highly influenced by the price of underlying or substitute commodities. While the Company believes the potential for rising or increasingly volatile commodity prices and inflation will spur investment in the Company’s industry, there have been, and may continue to be, decreases in such prices which may reduce the demand for energy efficiency projects or other projects, including renewable energy facilities, that do not rely on traditional energy sources. For example, the Company believes the current low prices in natural gas may reduce the demand for other projects like renewable energy that are a substitute for natural gas. Additionally, low natural gas prices can adversely affect both the price available to renewable energy projects under future power sale agreements and the price of the electricity the projects sell on either a forward or a spot-market basis. Technological progress in electricity generation, storage or in the production of traditional fuels or the discovery of large new deposits of traditional fuels could reduce the cost of energy generated from those sources and consequently reduce the demand for the types of projects in which the Company may invest, which could harm the Company’s new business origination prospects. In addition, volatility in commodity prices, including energy prices, may cause building owners and other parties to be reluctant to commit to projects for which repayment is based upon a fixed monetary value for energy savings that would not decline if the price of energy declines. Any resulting decline in demand for the Company’s financing solutions or the price that industry participants receive for the sale of their products could adversely impact our operating results.

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Note that low oil prices have very little, if any, impact on the U.S. building energy retrofit market. Oil prices have little effect on electricity prices and oil is generally not used for generating power. Heating oil prices are impacted, but only affect the lower percentage of residential buildings that use heating oil compared to natural gas. Natural gas prices have been low for a decade (due to the rise of shale gas production), so this low gas pricing is already part of our models and business case.

Because the Company’s Business Depends to a Significant Extent Upon Relationships with Key Industry Players, the Company’s Inability to Maintain or Develop these Relationships, or the Failure of these Relationships to Generate Business Opportunities, could Adversely Affect the Company’s Business.

The Company will rely to a significant extent on our relationships with key industry players in the markets that it targets. The Company originates transactions through programmatic finance relationships with various parties, including Energy Service Companies. The Company also originates transactions with building energy equipment manufacturers, developers and operators, as well as utilities, real estate management companies, real estate owners, facility managers and contractors. The Company has a direct engagement platform where it provides analytics to these channel partners and directly to building owners, so the Company expects that there will be more stickiness for users of the Helios platform, but this may not prove to be correct.

As the Company develops its business, the Company anticipates accessing the securitization or syndication market, primarily utilizing its relationships with insurance companies and commercial banks. The Company will also rely on relationships with a variety of key financial participants, including institutional investors, private equity funds, senior lenders, and investment and commercial banks, as well as leading intermediaries, to complement its origination and financing activities. The Company’s inability to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect the Company’s business. In addition, individuals and entities with whom the Company has relationships are not obligated to provide the Company with business opportunities, and, therefore, there is no assurance that such relationships will generate business opportunities for the Company.

The Business Depends in Part on U.S. Federal, State and Local Government Policies and a Decline in the Level of Government Support Could Harm the Company’s Business.

The projects in which the Company invests typically depends in part on various U.S. federal, state or local governmental policies and incentives that support or enhance project economic feasibility. Such policies may include governmental initiatives, laws and regulations designed to reduce energy usage, encourage energy efficiency in buildings, the use of renewable energy or encourage the investment in and the use of sustainable infrastructure. Incentives provided by the U.S. federal government may include tax credits (with some of these tax credits that are related to renewable energy scheduled to be reduced in the future), tax deductions such as Section 179D of the Internal Revenue Code for Commercial Building Tax Deductions, bonus depreciation as well as federal grants and loan guarantees. Incentives provided by state and local governments may include renewable portfolio standards, which specify the portion of the power utilized by local utilities that must be derived from renewable energy sources such as renewable energy as well as the state or local government sponsored programs where the financing of energy efficiency or renewable energy projects is repaid through an assessment in the property tax bill in a program commonly referred to as property assessed clean energy (“PACE”). Additionally, certain states have implemented feed-in tariffs, pursuant to which electricity generated from renewable energy sources is purchased at a higher rate than prevailing wholesale rates. Other incentives include tariffs, tax incentives and other cash and non-cash payments. In addition, U.S. federal, state and local governments provide regulatory, tax and other incentives to encourage the development and growth of sustainable infrastructure.

If the Company Fails to Successfully Educate Existing and Potential Building Owners Regarding the Benefits of Retrofitting Their Buildings to Make Them More Energy Efficient, the Company’s Ability to Sell Its Energy Retrofit Financing Products could be Limited.

The Company’s future success depends on increasing demand from building owners to retrofit their buildings to make them more energy efficient. While policy-makers and economists point to the fact that retrofitting buildings can provide good financial returns and so should be happening at a fast rate, adoption in the commercial real estate sector of whole building retrofit projects has not reached its expected potential. This is in part due to a variety of obstacles such as the landlord/tenant split incentive (where the tenant pays energy bills so the landlord does not have the incentive to make capital investments to improve the equipment), the high rents in some markets (which make energy costs a relatively smaller expense item), the up-front cost of the retrofit and the uncertainty of whether the projected savings will occur.

An important part of the Company’s strategy is to address several of these obstacles by a) reducing the cost and time needed to make the initial analysis of the property and the resulting business case for a retrofit, b) provide more certainty regarding projected results though our simulation model, which estimates the probability that the energy savings will be realized, c) facilitating the

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procurement of performance insurance and d) facilitating the procurement of project financing. However, there is no assurance that the Company will be able to help the market overcome these barriers.

In Order to Secure Contracts for New Projects, the Company Typically Faces Variable Selling Cycles that can Require Significant Resource Commitments and Require a Long Lead Time before the Company Realizes Revenues.

Energy retrofit projects can be originated through the Company’s platform at different stages of their life cycle, ranging from discovery to investment grade.

For those projects that are sourced at an early stage, the sales, design and construction process for energy retrofit and solar projects can take up to 12 to 18 months.

This extended sales process could require significant time of the Company’s sales and management personnel and could use of significant financial resources, with no certainty of success or recovery of the Company’s related expenses. A potential customer may go through the entire sales process and not accept the Company’s proposal. These factors could adversely affect the Company’s business, financial condition and operating results due to increased spending by the Company that is not offset by increased revenues.

The Company Anticipates that  it May Obtain a Credit Facility and/or Project Financing Term Loans; Any such Agreements could Contain Financial and Operating Restrictions that may Limit the Company’s Business Activities and the Company’s Access to Credit.

The Company has negotiated term sheets with specialty finance companies which would provide the financing required for energy retrofit projects. Depending on how this financing is ultimately structured, there may be provisions that would impose customary restrictions on the Company’s business activities and uses of cash and other collateral. These agreements could also contain other customary covenants, including covenants that require us to meet specified financial ratios and financial tests.

The Projects the Company Undertakes for Its Customers Generally Require Significant Capital, which the Customers or the Company May Finance Through Third Parties, and Such Financing May Not Be Available to the Company’s Customers or to the Company on Favorable Terms, if at all.

The Company’s projects for customers are typically financed by third parties. If the Company or its customers are unable to raise funds on acceptable terms when needed, the Company may be unable to secure customer contracts, the size of contracts the Company does obtain may be smaller or the Company could be required to delay the development and construction of projects, reduce the scope of those projects or otherwise restrict the Company’s operations. Any inability by the Company or its customers to raise the funds necessary to finance our projects could materially harm the Company’s business, financial condition and operating results.

The Company’s Business is Affected by Seasonal Trends and Construction Cycles, and these Trends and Cycles could have an Adverse Effect on the Company’s Operating Results.

The Company is subject to seasonal fluctuations and construction cycles, particularly in climates that experience colder weather during the winter months, such as the Northern United States and Canada, or at educational institutions, where large projects are typically carried out during summer months when their facilities are unoccupied. As a result of such fluctuations, the Company may occasionally experience declines in revenue or earnings as compared to the immediately preceding quarter, and comparisons of the Company’s operating results on a period-to-period basis may not be meaningful.

For Some Projects, Particularly Ones Structured as Efficiency Service Agreements (ESAs), the Company expects to use Third Party Insurance. Terms of the Company’s Insurance Partners May Change Which could Affect the Company’s Ability to Offer ESA Financing.

For some projects, particularly ones structured as Efficiency Service Agreements (ESAs), the Company expect to use third party insurance. Terms of the Company’s insurance partners may change which could affect the Company’s ability to offer ESA financing.

For some energy efficiency projects, owners may want a guarantee that the projects will satisfy agreed-upon performance standards appropriate to the project. These commitments would be structured as guarantees of increased energy efficiency that are based on

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the design, capacity, efficiency or operation of the specific equipment and systems that are installed. This performance guarantee would be provided through an insurance policy from a third party insurance company. The availability of this insurance and the terms on which it would be available could affect the Company’s ability to offer performance guarantees. If the insurance proves to be too expensive, it may not be possible to provide performance guarantees, and without these guarantees, owners may be less inclined to go forward with the project.

The Company May be Exposed to the Credit Risk of Some of the Company’s Customers.

The Company anticipates that a portion of the Company’s revenues will be derived under multi-year or long-term contracts with its customers, so the Company’s revenues would therefore be dependent to some extent on the creditworthiness of the Company’s customers. During periods of economic downturn, the Company’s exposure to credit risks from its customers increases, and the Company’s efforts to monitor and mitigate the associated risks might not be effective in reducing the Company’s credit risks. In the event of non-payment by one or more of the Company’s customers, the Company’s business, financial condition and operating results could be adversely affected.

Interest Rate Fluctuations and Increases in Interest Rates could Adversely Affect the Cost of Financing Energy Efficiency and Renewable Energy Projects, which could Result in a Lower Volume of Projects Using the Company’s Platform, which in Turn could Result in Reduced Earnings or Losses, and Negatively Affect the Company’s Profitability.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

With respect to the Company’s business operations, increases in interest rates, in general, may over time cause project owners to be less interested in borrowing or raising equity and thus reduce the demand to undertake retrofit projects and therefor reduce the demand for the Company’s analytical platform. Note that if energy prices rose along with interest rates, the business case for energy retrofits might still be attractive enough to allow for payment of higher rates, though we cannot be sure of this.

Adverse developments resulting from changes in interest rates could have a material adverse effect on the Company’s business, financial condition and results of operations.

If the Company’s Security Measures, or Those of the Company’s Third-Party Data Center Hosting Facilities, Cloud Computing Platform Providers, or Third-Party Service Partners, are Breached, and Unauthorized Access is Obtained to a Customer’s Data, the Company’s Data, or the Company’s IT Systems, the Company’s Services May be Perceived as Not Being Secure, Customers May Curtail or Stop Using the Company’s Services, and the Company May Incur Significant Legal and Financial Exposure and Liabilities.

The Company’s services involve the storage and transmission of customers’ proprietary information, and security breaches could expose the Company to a risk of loss of this information, litigation and possible liability. While the Company has security measures in place, they may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise and result in someone obtaining unauthorized access to the Company’s IT data, the Company’s customers’ data or the Company’s data, including the Company’s intellectual property and other confidential business information. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to the Company’s customers’ data, the Company’s data or the Company’s IT systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, the Company may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, the Company’s customers may authorize third-party technology providers to access their customer data, and some of the Company’s customers may not have adequate security measures in place to protect their data that is stored on the Company’s services. Because the Company does not control the Company’s customers or third-party technology providers, or the processing of such data by third-party technology providers, the Company cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to the Company’s services. Any security breach could result in a loss of confidence in the security of our services, damage the Company’s reputation, negatively impact the Company’s future sales, disrupt the Company’s business and lead to legal liability.

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Defects or Disruptions in the Company’s Services Could Diminish Demand for the Company’s Services and Subject the Company to Substantial Liability.

Because the Company’s services are complex and incorporate a variety of hardware and proprietary and third-party software, the Company’s services may have errors or defects that could result in unanticipated downtime for the Company’s subscribers and harm to the Company’s reputation and the Company’s business. Cloud services frequently contain undetected errors when first introduced or when new versions or enhancements are released. The Company has from time to time found defects in, and experienced disruptions to, its services and new defects or disruptions may occur in the future. In addition, The Company’s customers may use the Company’s services in unanticipated ways that may cause a disruption in services for other customers attempting to access their data. Since the Company’s customers use the Company’s services for important aspects of their business, any errors, defects, disruptions in service or other performance problems could hurt the Company’s reputation and may damage the Company’s customers’ businesses. As a result, customers could elect to not renew the Company’s services or delay or withhold payment to the Company. The Company could also lose future sales or customers may make warranty or other claims against the Company, which could result in an increase in the Company’s provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Interruptions or Delays in Services from the Company’s Third-Party Data Center Hosting Facilities or Cloud Computing Platform Providers Could Impair the Delivery of the Company’s Services and Harm the Company’s Business.

The Company currently serves its customers from third-party data center hosting facilities and cloud computing platform providers located in the United States and other countries. Any damage to, or failure of, these systems generally could result in interruptions in the Company’s services. The Company has from time to time experienced interruptions in its services and such interruptions may occur in the future. Interruptions in the Company’s services may reduce the Company’s revenue, cause the Company to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect the Company’s attrition rates and the Company’s ability to attract new customers, all of which would reduce the Company’s revenue. The Company’s business would also be harmed if our customers and potential customers believe the Company’s services are unreliable.

If Demand for the Company’s Energy Efficiency and Renewable Energy Solutions Does Not Develop as the Company Expects, the Company’s Revenues will Suffer and the Company’s Business will be Harmed.

The Company believes, and the Company’s growth plans assume, that the market for energy efficiency and renewable energy solutions will continue to grow, that the Company will increase its penetration of this market and that the Company’s revenues from selling into this market will continue to increase over time. If the Company’s expectations as to the size of this market and its ability to sell the Company’s products and services in this market are not correct, the Company’s revenues will suffer and the Company’s business will be harmed.

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of new products, and expansion of our Building Energy Analytics sales channels will contribute significantly to the Company’s operational results, and the Company will continue to develop new and innovative ways to manufacture and distribute its products and services, and expand its distribution in order to maintain growth, and to achieve profitability. The Company’s future operational success and profitability will depend on a number of factors, including, but not limited to:

•

The Company’s ability to manage costs;

•

The increasing level of competition in the Building Energy Analytics Industry;

•

The Company’s ability to continuously offer new and improved products and services;

•

The Company’s ability to maintain sufficient production capacity for its products and services;

•

The Company’s ability to maintain efficient, timely and cost-effective production and delivery of its products and services;

•

The efficiency and effectiveness of the Company’s sales and marketing efforts in building product and brand awareness;

•

The Company’s ability to identify and respond successfully to emerging trends in the Building Energy Analytics Industry;

•

The level of consumer acceptance of the Company’s products and services;

•

Regulatory compliance costs; and

•

 pg. 10

General economic conditions and consumer confidence.

The Company may not be successful in executing its growth strategy, and even if the Company achieves targeted growth, the Company may not be able to sustain profitability. Failure to successfully execute any material part of the Company’s growth strategy would significantly impair the Company’s future growth and the Company’s ability to attract and sustain investments in its business.

If the Company Fails to Promote and Maintain its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on its ability to create and maintain brand awareness for its products and services offerings. This may require a significant amount of capital to allow the Company to market its products and services, and to establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and may have substantially greater financial resources. Additionally, many of the companies offering similar products and services have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

The Company’s Industry is Highly Competitive

The markets for the Company’s products and services is highly competitive. The Company seeks to distinguish itself from other suppliers of Building Energy Analytics products and services, and to sustain its profitability through a business strategy focused on increasing sales through existing supply channels, selectively expanding its products and services distribution and sales network, increasing sales through newly formed partnerships (traditional and non-traditional), developing innovative new products and services, and driving operational excellence by reducing costs and increasing customer service levels. The Company believes that competition in the industry is based on price, product quality, customer service and product features. Sustained increases in competitive pressures could have an adverse effect on results of operations and negatively impact sales and margins.

We May Face Risks Associated with International Operators that could Harm our Business

To be successful, the Company believes it must expand into international operations. Therefore, the Company may commit significant resources in the future to expand its international sales and marketing activities. However, the Company may not be able to develop or increase market demand for its Building Energy Analytics products and services which may harm the Company’s business. The Company may be subject to a number of risks associated with international business activities which may increase the Company’s costs, lengthen the Company’s sales cycle and require significant management attention. These risks include:

•

Increased expenses associated with marketing services in foreign countries;

•

General economic conditions in international markets;

•

Currency exchange rate fluctuations;

•

Unexpected changes in regulatory requirements resulting in unanticipated costs and delays;

•

Tariffs, export controls and other trade barriers;

•

Longer accounts receivable payment cycles and difficulties in collecting accounts receivable; and

•

Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

The Company is a Development Stage Business

HELiOS Exchange, Inc. commenced operations in May of 2013 as a Delaware Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that HELiOS Exchange, Inc. will operate profitably.

 pg. 11

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company needs at least $500,000 to continue operations for the next twelve months; investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $5,000,000, the Company will have to limit or eliminate important expenditures, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Company is Dependent on Current Management

In the early stages of development, the Company’s business will be significantly dependent on Mr. Pierre Trevet, the Company’s Founder and Chief Executive Officer; and Mr. Hewson Baltzell, the Company’s President and Chief Operating Officer.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

 pg. 12

Control by Management

As of March 1st, 2017 the Company’s Managers owned approximately 64.4% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 64.4% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Building Energy Analytics market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s products and services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

 pg. 13

The Company’s Preferred Stock is Equity and is Subordinate to all of The Company’s Existing and Future Indebtedness; Its ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock are Cumulative

Dividends on the Company’s Preferred Stock are Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Building Energy Analytics Markets, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

 pg. 14

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Preferred Stock and Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB or OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock and Preferred Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a part of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

 pg. 15

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 7% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after an investor converts from the 7% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 7% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products and services that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products and services, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products and services;

•

Changes in the Company’s expenditures to promote its products and services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

 pg. 16

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Litigation

The company is involved in litigation. See Page 68, Legal Proceedings.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF MARIN. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 17

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company has not had any stock sales within the last year; three convertible notes totaling $300,000 plus accrued interest were converted to Common Stock per their terms during the year. The Company currently has 6,225,716  Shares of Common Stock issued to a total of Twelve Shareholders. The table shows the current shareholders of the company. In addition, it includes holders of warrants, options, and convertible notes, plus the number of shares and percentage of ownership each entity would have if their rights were fully exercised.

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 18

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. There is no minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Mr. Trevet, the Company’s Founder & Chief Executive Officer; and Mr. Baltzell, the Company’s President. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to HELiOS Exchange, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 19

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $5,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C. Sale of Company 7% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$4,925,000	98.5%	N/A	N/A

D. Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	1.5%	N/A	N/A

Footnotes:

1)

The Company is offering a maximum of 50,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 20

HELiOS Exchange, Inc. - Use of Investment Proceeds

ASSUMPTIONS:

1.

$5,000,000 raised through equity offering.

2.

Percentages will be commensurate to actual funds received.

3.

Monthly expenditures may vary.

	If 10% of the Offering is Sold:	If 10% of the Offering is Sold:	100% of Offering	Maximum Offering
	$500,000	Percentage	$5,000,000	Percentage
Cost Of Sales	$80,000	16%	$572,000	11%
Sales & Marketing	$80,000	16%	$1,474,000	29%
Cost Of Labor	$80,000	16%	$1,063,000	21%
General & Admin. Expenses	$80,000	16%	$804,000	16%
R&D	$80,000	16%	$762,000	15%
Cost of Offering	$75,000	15%	$75,000	2%
Misc & Contingency	$25,000	5%	$250,000	5%

The above allocation of Funds Table provides above provides the use of funds based on raising $5,000,000 USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided above.

 pg. 21

ITEM 7. DESCRIPTION OF BUSINESS

Executive Summary

Investment Opportunity:

-

Energy efficiency and renewable energy in commercial buildings is abundant, cheap and offers great returns.

-

Despite this, owners have not taken advantage of the savings because they have not had the right tools to understand the opportunities and find out how to implement them.

-

Energy efficiency regulations are now in place or on the way in many parts of the US, so whether owners are focused on reducing energy use or not, they soon will need to be.

-

Helios Exchange provides a fast and affordable way to:

o

analyze the energy performance of buildings

o

suggest potential energy efficiency and renewable energy measures

o

evaluate the cost and return on investment of those measures

o

determine the likelihood that the measures will succeed in delivering the savings that are expected

o

provide performance insurance to insure that the savings will be delivered, and

o

provide financing to pay for the measures so that building owners pay little or no cash up front.

-

Users of Helios are building owners, building managers, contractors, cities and other municipalities, and companies that finance energy efficiency projects.

-

The market is global; the initial focus is on California, New York City, and other cities and states where energy use disclosure and other regulations are already in place.

Helios Exchange is focused on improving the energy efficiency of commercial buildings. Helios Exchange provides a cloud-based, Software-as-a-Service (SaaS) platform that allows customers to originate, insure and finance energy efficiency projects with ease and confidence in a regulatory environment that demands it. Our proprietary building energy retrofit analytics and simulation software cuts transaction costs and time line from origination to execution by a factor of 3. Helios is the first company to bring to market a technology to simulate and quantify the performance risk of building energy retrofits. This innovation is the key to providing the necessary confidence to building owners and financiers that will help scale the energy retrofit market.

Summary of the opportunity:

-

Serving $100B financing need for building energy retrofits

-

$5B global addressable market for Helios

-

Disruptive, scalable SaaS business model

-

$50M revenue projected in 5 years

-

Unique retrofit simulation and risk assessment technology to remove barriers

-

Seasoned management team

-

Financing partners in place for a variety of financing structures (PACE – Property Assessed Clean Energy, ESA - Efficiency Service Agreements, and traditional lease or debt financing)

-

Insurance partner in place for insuring energy savings

-

SaaS product completed, pilot customers in play, including large utility companies

-

Raising $5M round to support the launch of the financing platform and build sales

-

Exit in 3 to 5 years

Problem:

Commercial buildings consume 49% of all energy used in the United States.  One third or $75B in energy cost is squandered annually through inefficiencies.  Building owners can save 30% to 40% in operating costs through proven energy retrofit measures with an average internal rate of return greater than 25%. However, building owners do not have the tools to identify and quantify energy savings opportunities, insure expected savings and access financing

 pg. 22

options. Helios addresses this $15B global addressable market through its industry leading SaaS Retrofit Analytics, insurance and financing solution.

Solution:

Helios provides an analytics (SaaS) platform to facilitate the origination, insurance and financing of energy retrofits of commercial buildings. Our proprietary building energy retrofit analytics and simulation software cuts transaction costs and time line from origination to execution by a factor of 3. Helios’ unique Energy Performance Risk Assessment technology combined with Energy Savings Insurance provides the necessary standardization, scalability and risk characterization required by lenders.

Market:

Commercial buildings retrofits are an $80B global market with forecast growth to $150B by 2020 (7.3% compound annual growth rate). Helios unlocks the potential of energy savings in the underserved small and mid-size buildings segment by reducing transaction costs and facilitating financing of Energy Retrofits. This market is driven by ambitious goals and regulatory mandates from State and Municipal governments: building energy disclosure requirements are already mandatory throughout California, in New York City, and other cities across the US (Austin, Boston, Chicago, Minneapolis, Philadelphia, Washington DC), and are soon to be provide in many other locations (including Atlanta, Cambridge, Denver, Honolulu, Houston, Miami and Seattle). The US has a goal to double energy efficiency by 2030 and the European Union has a goal to increase its energy efficiency 20% by 2020.

Go to Market Strategy:

Phase 1: During 2014 through 2016, Helios built and validated Helios Building Energy Retrofit Analytics and technical underwriting software to support the origination and financing platform, Helios-EEX.

Phase 2: During Q1 of 2017, launch of Helios-EEX, Retrofit Origination & Financing Services Platform which contains properties nationwide, with a focus on California & East Coast (Los Angeles, San Francisco, New York City, Philadelphia, Washington DC, Boston, Chicago).Leverage open data on more than 150,000 buildings (about 15 billion square feet).

Phase 3: Q4-17 Globalization => Launch of Helios platform in Europe & Asia.

Business Model:

Helios generates revenues from: (1) Building energy retrofit analytics software licensing to Building Owners/ Facility Managers; Energy Service Providers and Utilities and (2) Origination, due diligence and financing service fees charged to building owners and financiers. On-going revenue is also generated from project monitoring and verification of savings to service the Retrofit Project transactions.

Management Team:

Pierre Trevet, CEO & Founder: 25 years in finance, clean tech and IT industries. (C3 Energy, Innovest, Storebrand, Ecolistic, Kvaerner, DORIS Eng.). Hewson Baltzell, President & COO. 35 years in investment banking, real estate and sustainable finance. Formerly: COO, Just Capital, Executive Director at MSCI, President and co-Founder of Innovest, VP at Lehman Brothers and JPMorgan Chase.  Chief Scientist (confidential) - PhD in Building Technology, MSc in Facility Management, LEED AP, postdoctoral fellow at one of the Department of Energy’s national labs. Specialized in large scale energy modeling methods and retrofit analytics.

 pg. 23

Accomplishments to Date:

-

Research & Development: Feature complete, end-to-end building analytics platform deployed and pilot tested in each customer segment. Building retrofit simulation, risk analytics and verification.

-

Intellectual Property: Proprietary risk analytics built on algorithms developed at a US National Lab through a $2M grant from the US Department of Energy (DOE).

-

Financing partners: Secured access to $400M in project debt capital to finance retrofit projects under a variety of financing structures (PACE, ESA, leasing and traditional financing).

-

Insurance partners: Secured A+ insurance company to underwrite energy savings.

-

Origination portal Helios-EEX ready to launch with 150,000+ buildings, about 15 billion square feet of commercial real estate in California, the East Coast and other US locations.

Revenue Forecast:

-

Year 1: $1M (EBIT -$250K)

-

Year 2: $8.6M (EBIT $860K)

-

Year 3: $17M (EBIT $3.2M)

-

Year 4: $29.1M (EBIT $9.7M)

-

Year 5: $48.4M (EBIT $20.6M)

Competitive Advantage:

-

Seasoned team

-

IP for Retrofit Discovery and Risk Analytics

-

Capital efficient and scalable SaaS business model leveraging open energy data

-

Scalable, software-enabled origination, insurance and financing services

-

Fully developed technology model integrated with financial capability of financing retrofits

Key Executives:

-

Pierre Trevet, CEO

-

Hewson Baltzell, CFO & COO

-

Ralph Morgan, Senior Executive Advisor

-

Chief Scientist (confidential)

Advisory Board:

-

Prem Abraham, Chair. Gladstone Group

-

Charles Snyder, ex. CFO at Bechtel Invest

-

Michael Evans, ex. Ernst & Young, Head of Global Real Estate practice

-

Doug Arent, Executive Director at one of the US Department of Energy’s National Laboratories

-

Dr. Peter Williams, CTO at one of the World’s largest IT company

-

Scott Henderson, ex. Director C40 Cities Climate Leadership Group

-

Andre Blanadet, ex. Accenture

 pg. 24

COMPANY OVERVIEW

Helios Exchange provides an online, Software-as-a-Service (SaaS), building energy retrofit analytics and financing platform to facilitate the origination, development and financing of energy retrofit projects in commercial buildings. The Helios’ SaaS platform includes end-to-end standardized energy retrofit analytics to catalyze the financing of energy retrofits by enhancing both investor and building owners’ confidence in the outcome of energy retrofit projects. The Helios Exchange solution will contribute to eliminating market asymmetry between building owners and financiers, and significantly reduce transaction costs in developing, insuring and financing building energy retrofit projects.

The Helios’ SaaS platform functionality includes, building energy performance assessment, integration with the US Environmental Protection Agency (EPA) Energy Star Portfolio Manager, baselining, remote energy audit, energy retrofit simulation and performance risk assessment, as well as measurement & verification (M&V). The Helios platform has been designed to be fully compatible with prevailing energy data standards such as EPA Energy Star Portfolio Manager and DOE Standard Energy Efficiency Data Platform (SEED) as a way to quickly exchange energy and building data from building owners, city programs, energy efficiency financiers and service professionals.

One of the key innovations and unique differentiator provided by Helios is its Energy Efficiency Risk Rating system that evaluates the performance risk of retrofit projects. The retrofit performance risk assessment is a critical component necessary to offer affordable performance guarantees to building owners and financiers. To date, Helios has formed a strategic agreement with an insurance company to provide energy savings risk insurance based on its risk analytics technology.

Energy Service Companies (ESCOs) are the incumbent competitors for large and institutional building retrofits but have little penetration in commercial real estate due to the complexity and high transaction costs of performance contracting. Moreover, ESCOs typically do not go after energy projects smaller than $2 million, which precludes small and mid-size building retrofits. Many software vendors provide energy analytics but only a few offer access to financing. Specialized clean energy project developers provide financing but none have the technical underwriting technology. Helios Exchange has been designed to integrate technical and financial underwriting in order to streamline the process from origination to M&V.

 pg. 25

Energy Efficiency

Investment Thesis for Energy Efficiency

Energy efficiency can present steady returns and attractive yields for investors. At the same time, efficiency is an essential strategy in the effort to mitigate the economy-wide risks of climate change. Indeed, in scenarios presented by the International Energy Agency, one-third of the emissions reductions needed to avoid the worst impacts of climate change are expected to come from energy efficiency in buildings and industrial facilities. Investors can play a role in ensuring that those emissions reduction targets are met. Energy efficiency can make institutional investors’ existing investments more profitable, improve the corporate bottom line, present new profitable investment opportunities, and offer the fastest, easiest and cheapest way to significantly reduce greenhouse gas emissions and advance corporate sustainability goals.

The Energy Efficiency Market

The global energy efficiency market is worth at least $310 billion a year and growing, according to the International Energy Agency that confirms the position of energy efficiency as the world’s “first fuel”. The report also finds that energy efficiency finance is becoming an established market segment, with innovative new products and standards helping to overcome risks and bringing stability and confidence to the market.

“Energy efficiency is the invisible powerhouse in IEA countries and beyond, working behind the scenes to improve our energy security, lower our energy bills and move us closer to reaching our climate goals,” IEA Executive Director Maria van der Hoeven said at the Verona Efficiency Summit as she launched the IEA’s Energy Efficiency Market Report 2014.

Buildings account for approximately a third of the world’s energy consumption and global greenhouse gas (GHG) emissions. They are considered a high-impact sector for urgent mitigation action on climate change. As building owners and operators, real estate professionals have an opportunity to reduce energy consumption and GHG emissions while increasing the value of their real estate assets. One of the most effective means for the industry to do this is by implementing energy efficiency retrofits.

The Business Case for Energy Efficiency

According to a recent United Nations (UNEP - Finance Initiative) Investor Briefing, the scale of the investment opportunity in energy efficiency building retrofits to be realized globally by 2020 is significant, varying between $231 billion and up to $300 billion per annum, and is supported by a robust business case:

-

Energy efficiency measures can pay back quickly, depreciate slowly and deliver returns for decades

-

Investing in a 30 per cent improvement in building efficiency would have an internal rate of return (IRR) of 28.6 per cent over a 10-year period

-

The building energy efficiency opportunities are ubiquitous, including in France, where 30 per cent or more in energy savings was identified across a portfolio of commercial buildings, ranging from those built in the 1930s to the 1990s.

-

A correlation exists among more energy-efficient buildings, higher rents and higher sale prices as well as among low-performing buildings, value decline and longer vacancy rates, as presented in a series of research and studies from around the globe

-

Regulatory requirements concerning energy efficiency of buildings are being tightened in a number of countries around the globe, and the International Energy Agency (IEA) advocates mandatory renovation rates and the targeting of zero-energy buildings.

-

Including energy performance in investment decisions forms an important part of risk management and an investor’s fiduciary duty, as argued by the Institutional Investors Group on Climate Change (IIGCC)

-

As energy prices become increasingly volatile, investments in energy efficiency provide a good hedging strategy.

 pg. 26

While the business case for financing building energy retrofit projects is well established, a number of barriers remain in the way of scaling the energy retrofit market.

The Problem

Energy efficiency retrofits in the Commercial Real Estate (CRE) sector represent a significant investment opportunity, with the potential for strong economic, climate and social impact. However, the vast majority of the energy savings potential remains un-financed due to a number of structural barriers and asymmetric information, including high upfront capital and development costs, uncertainty of savings and perceptions of risk, and limited capital availability from asset owners. Since the lingering recession of 2008, the commercial building sector has for the most part restricted its internal capital allocation to core business projects, de facto canceling, postponing or discounting energy efficiency projects and thus creating pent-up demand for retrofits. Because commercial facility owners do not want to incur extra debt on their balance sheet, their vast potential for energy savings remains mostly untapped. This happens in spite of energy efficiency measures yielding very attractive financial returns (28% IRR) through proven measures and technologies.

The Solution

Helios exchange has been designed to overcome the biggest barriers to energy efficiency financing by providing an exchange platform to catalyze investment in the $100+ billion energy efficiency market over the next 10 years. Helios provides an electronic exchange platform where real estate investors and property owners seek “no-upfront cost” financing for their energy saving opportunities, Energy services providers bid for being the service contractor, and investors achieve higher risk-adjusted returns by accessing a stream of new income that is uncorrelated to market risk. One of the key innovations provided by Helios is a proprietary energy efficiency risk rating system that measures the predictability of energy savings from projects to be financed. The Helios EE Risk Rating is a proprietary risk rating system specially designed for energy efficiency projects. Helios Exchange provides Software as a Service (SaaS) to support both the technical and the financial underwriting of energy efficiency projects. The Helios’ online application creates a building energy simulation model to evaluate the performance risk of energy efficiency projects, and ensure the measurement and verification (M&V) of the realized energy savings.

Investment Opportunity

Helios Exchange provides a cloud-based, Software-as-a-Service platform to develop, analyze, and finance energy efficiency retrofits of commercial buildings with ease and confidence. Our proprietary building energy retrofit analytics and simulation software cuts transaction costs and time line from origination to execution by a factor of 3. Helios is the first company to bring to market a technology to simulate and quantify the performance risk of building energy retrofits. This innovation is the key to providing the necessary confidence to building owners and financiers and scale the energy retrofit market.

 pg. 27

MARKET DRIVERS

Regulatory Pressure

International

In December 2015, 195 countries adopted the Paris Agreement whose goal, among others, is to significantly reduce the world’s emissions of greenhouse gasses. By October 2016, enough countries had ratified the agreement for the agreement to enter into force, to take effect on November 4, 2016.

Countries are now making their specific carbon reduction commitments under this agreement (see US commitments below). Worldwide, buildings account for 40% of carbon emissions, so improving the energy efficiency of existing buildings is a critical component of each country’s effort to reduce emissions. As a result, there will be significantly more effort focused on energy efficiency retrofit projects for all types of commercial and residential real estate.

(For more, see https://en.wikipedia.org/wiki/Paris_Agreement.)

Note that the Helios platform is built to international standards and we expect to roll it out to international markets after we have generated sufficient transaction volume, subscriptions and sales in the US.

Federal

As its part of the Paris Agreement, the US has made the following commitments, as summarized by the Earth Institute at Columbia University (http://blogs.ei.columbia.edu/2015/12/11/what-is-the-u-s-commitment-in-paris/):

The United States has committed to reduce its Greenhouse Gas Emissions by 26-28 percent below the 2005 level in 2025, and to make “best efforts” to reduce emissions by 28 percent. That would include curbs on Carbon Dioxide, Methane, Nitrous Oxide, Perfluorocarbons, Sulfer Hexafluoride and Nitrogen Trifluoride, all of which contribute to Global Warming.

How will we do that? The United States already is taking measures that will help reduce emissions. The Nation can continue that effort by becoming more efficient in how we use energy in everything from buildings and cars to washing machines and cell phones; using a greater portion of alternative energies like solar and wind over fossil fuels; and developing better technologies for energy storage, and for the capture, storage and recycling of carbon.

All of that could take place through a combination of laws, regulations and incentives – Congress and the courts willing. That includes regulations under the Clean Air Act that would force electric power plants to reduce their carbon emissions; and grants and tax incentives to propel the development of more alternative energy sources like wind and solar power.

The power sector now accounts for 31 percent of U.S. emissions. Efforts to upgrade the electricity grid to better accommodate intermittent sources like solar and wind would help, as would development of better energy storage technologies.

The efforts to date have put the U.S. on the path to reduce emissions by 17 percent below the 2005 level by 2020. To reach the new 2025 goal, the nation will have to double the pace.

In the US, buildings use about 50% of energy produced and about 75% of electricity produced. Given this, improving the energy efficiency of existing buildings is a critical component of the country’s effort to reduce emissions.

States and Municipalities

Even aside from the Paris Agreement, throughout the world, countries, states, provinces, cities and other municipalities are taking the threat of climate change seriously and are using their own sovereign ability to create carbon reduction targets and to enact laws and regulations to help meet those targets.

The chart below shows the many carbon reduction goals of states throughout the US. These states on average are targeting over a 20% reduction in emissions, and some target up to 40%, while the time period to accomplish these reductions is typically within the next 10 years.

 pg. 28

States with Greenhouse Gas Reduction Targets

Source: Center for Climate and Energy Solutions http://www.c2es.org/us-states-regions/policy-maps/emissions-targets

In particular, California has adopted very aggressive targets, as explained by the California Environmental Protection Agency below:

Assembly Bill 32 Overview

The passage of AB 32, the California Global Warming Solutions Act of 2006, marked a watershed moment in California’s history.  By requiring in law a sharp reduction of greenhouse gas (GHG) emissions, California set the stage for its transition to a sustainable, low-carbon future.  AB 32 was the first program in the country to take a comprehensive, long-term approach to addressing climate change, and does so in a way that aims to improve the environment and natural resources while maintaining a robust economy.

What Does AB 32 Do?

AB 32 requires California to reduce its GHG emissions to 1990 levels by 2020 — a reduction of approximately 15 percent below emissions expected under a “business as usual” scenario.

Pursuant to AB 32, ARB must adopt regulations to achieve the maximum technologically feasible and cost-effective GHG emission reductions.  The full implementation of AB 32 will help mitigate risks associated with climate change, while improving energy efficiency, expanding the use of renewable energy resources, cleaner transportation, and reducing waste.

Source: https://www.arb.ca.gov/cc/ab32/ab32.htm

Likewise, New York State had recently created the REV plan - Reforming the Energy Vision – which calls for:

40% Reduction in GHG emissions from 1990 levels - Reducing greenhouse gas (GHG) emissions from the energy sector—power generation, industry, buildings, and transportation—is critical to protecting the health and welfare of New Yorkers and reaching the longer term goal of decreasing total carbon emissions 80% by 2050.

50% Generation of electricity must come from renewable energy sources - Renewable energy sources, including solar, wind, hydropower, and biomass, will play a vital role in reducing electricity price volatility and curbing carbon emissions.

 pg. 29

23% Decrease in energy consumption in buildings from 2012 levels - Energy efficiency results in lower energy bills and is the single most cost-effective tool in achieving energy objectives. 600 trillion British thermal units (TBtu) in energy efficiency gains equates to 23% reduction in energy consumption by buildings.

Source: https://www.ny.gov/sites/ny.gov/files/atoms/files/REV_WhatYouNeedToKnow2.pdf

An early example of a city creating energy efficiency efforts is New York City’s innovative and ambitious sustainability plan, PlaNYC 2030, created by Mayor Michael Bloomberg. Among other things, the plan requires all buildings of 50,000 and above to disclose their energy use annually, and further, to conduct building energy audits over a period of years. The intent of this is to create the data necessary to understand the performance of existing buildings and from there encourage the private sector to take advantage of this data to create energy efficiency solutions. Helios Exchange is designed specifically to use this type of energy use disclosure to create a faster, better, and cheaper solution.

Many other cities throughout the country have followed New York’s lead and either already have required energy use disclosure or soon will ne doing so, as can be seen in the chart below from the Institute for Market Transformation.

U.S. Building Benchmarking and Disclosure Properties

Seattle
WASHINGTON
Portland
San Francisco
Berkeley
CALIFORNIA
Santa Monica
UTAH
Boulder
Denver
Santa Monica
SOUTH DAKOTA
KANSAS
MINNESOTA
Minneapolis
Madison
Chicago
MICHIGAN
OHIO
Austin
ALABAMA
Orlando, FL
Burlington
MAINE
NEW YORK
Boston
Cambridge
CONNECTICUT
New York City
Philadelphia
Montgomery Co., MD
Washington, DC
Arlington, VA
ALASKA
HAWAII
Commercial Policy Adopted
Commercial Policy Interest
Public Building Benchmarked
Residential Disclosure Adopted

Locations with Energy Use Disclosure Regulations

Source: http://www.buildingrating.org/graphic/us-city-building-benchmarking-transparency-and-audit-policies

This city- and state-level disclosure requirement gives Helios an excellent starting point for estimating the energy profile of a building, suggesting potential energy efficiency measures, and creating the business case needed to create an actual energy efficiency retrofit project. Even with only the address, size and use of a building, Helios can generate a reasonable estimate of the building’s energy performance. In cases where energy disclosure is required, it is usually in the form of “energy use intensity” (EUI), which is the amount of energy used per square foot in the building. With

 pg. 30

this disclosure (which Helios has for about 23,000 buildings comprising about 3.7 billion square feet of space), Helios can quickly create a more accurate business case for a retrofit.

CALIFORNIA MARKET DRIVERS

The State of California Assembly Bill 32, the Global Warming Solutions Act, requires California to develop regulations that will reduce greenhouse gas (GHG) emissions to 1990 levels by 2020. Many related factors create significant pressure to complete energy efficiency retrofits in California:

-

Goals of California’s Clean Energy and Pollution Reduction Act of 2015 (SB350): double the energy efficiency of buildings and 50% increase renewable sources by 2030.

-

Nonresidential Building Energy Use Disclosure Program (AB 1103), requiring disclosure of energy use at the time a property is sold.

-

California Assembly Bill 802 (AB802), requiring disclosure of energy use annually for buildings of 50,000 square feet or more, starting in 2017.

-

Large market: 600,000 commercial buildings, 3 billion square feet of buildings greater than 50,000 square feet in size.

-

Estimated capital needed:  $15 billion for energy efficiency retrofits; $45 billion for solar.

-

PACE programs available in the entire state.

-

San Onofre/Diablo Canyon nuclear power plant will be shut down; 1,500 megawatts of power to be replaced by energy efficiency and solar.

-

High electricity costs. High solar potential.

-

Decoupled utility model provides strong incentives for utilities to promote energy efficiency.

-

Advanced programs are available from all investor-owned utilities (Pacific Gas & Electric, Southern California Edison, San Diego Gas & Electric, Sacramento Municipal Utility District)

o

On-Bill-Financing, On-Bill-Repayment

o

Commercial Whole-Building Retrofit program at PG&E

o

High availability of incentives

o

High deployment of advanced metering infrastructure (AMI = smart meters, communications networks, and data management systems that enables two-way communication between utilities and customers)

Taken together, these factors make California one of the best markets in the country for energy efficiency retrofits and therefore a core focus of the initial roll out of the Helios platform.

FINANCIAL DRIVERS

The fact that energy efficiency and renewable energy can result in good investment returns is the primary financial driver to the growth of the market. There are also several related financial drivers:

-

In order to help pursue their energy efficiency and emission reduction targets, a number of states have created “Green Banks”, government-owned financing authorities that work with the private sector to create innovative, scalable financial structures that will attract more capital to the area. These include California CLEEN Center, Connecticut Green Bank, Hawaii Green Infrastructure Authority, and New York Green Bank. These entities often take on risks that the market is not yet comfortable with in order to prove out an investment structure so that it can then become widely used.

-

Given the very low interest rate environment that has existed for several years, pension funds, insurance companies and other investors with long term investment horizons are eager to find new investments that a) are relatively long term, to meet their obligations, b) have a good yield relative to the market and c) are not correlated to the public equity markets. Energy efficiency and renewable investments can fit these criteria.

-

Many institutional investors, especially public pension funds and private endowments and foundations, are looking for investments that have both a market rate of return and provide some type of environmental and/or social return as well. Given that energy efficiency investments lower carbon emissions and generate jobs, they fit this increasing demand.

 pg. 31

HELIOS SOLUTION

HELiOS provides end-to-end building energy analytics to support the development, due diligence and financing of building energy retrofit projects. Our web-based solutions include: Building Energy Performance Assessment (BEPA), Remote Energy Audit Tool, Energy Audit Evaluation, Rapid Building Energy Modeling, Energy Retrofit Simulation, Energy Efficiency Risk Analysis, and Measurement & Verification.

FEATURE COMPLETE, END-TO-END BUILDING ANALYTICS PLATFORM DEPLOYED

BUILDING ENERGY PERFORMANCE ASS'T
ENERGY AUDIT
RETROFIT SIMULATION
RISK RATING
FINANCING & INSURANCE SERVICES
MEASUREMENT & VERIFICATION
HELiOS
HELiOS EXCHANGE

 pg. 32

Helios Software-as-a-Service (SaaS)

Helios Exchange provides an online, Software-as-a-Service (SaaS), building energy retrofit analytics and financing platform to facilitate the origination, development and financing of energy retrofit projects in commercial buildings. The Helios’ SaaS platform includes end-to-end standardized energy retrofit analytics to catalyze the financing of energy retrofits by enhancing both investor and building owners’ confidence in the outcome of energy retrofit projects. The Helios Exchange solution will contribute to eliminating market asymmetry between building owners and financiers, and significantly reduce transaction costs in developing, insuring and financing building energy retrofit projects.

The Helios’ SaaS platform functionality includes, building energy performance assessment, integration with the US Environmental Protection Agency (EPA) Energy Star Portfolio Manager, baselining, remote energy audit, energy retrofit simulation and performance risk assessment, as well as measurement & verification (M&V). The Helios platform has been designed to be fully compatible with prevailing energy data standards such as EPA Energy Star Portfolio Manager and DOE Standard Energy Efficiency Data Platform (SEED) as a way to quickly exchange energy and building data from building owners, city programs, energy efficiency financiers and service professionals.

One of the key innovations and unique differentiator provided by Helios is its Energy Efficiency Risk Rating system that evaluates the performance risk of retrofit projects. The retrofit performance risk assessment is a critical component necessary to offer affordable performance guarantees to building owners and financiers. To date, Helios has formed a strategic agreement with an insurance company to provide energy savings risk insurance based on its risk analytics technology.

Helios Financing Products

Helios provides a wide range of financing solutions, so that building owners can find the one that best suits their own situation and cash position. Helios financing products are designed to overcome the two highest barriers to energy retrofits, i.e. lack of budget and lack of confidence in the savings.

In addition, Helios’ financing products ensure that the projects are cash flow positive to the building owner from day one. Monthly payments are calculated to be less than the insured savings for HELiOS E-LeaseTM. In the case of HELiOS ESATM (Efficiency Services Agreement), the owner pays only for realized energy savings at a rate lower than current energy costs. In the case of HELiOS PACETM (Property Assessed Clean Energy), long term financing of up to 20 years allows low debt service payments so that the cost of energy saved is greater than the loan payment.

HELiOS ESATM and HELiOS PACETM are particularly attractive to multi-tenant property owners, where energy services payments for the ESA or the assessment payments through property taxes for PACE are costs passed through to the tenants. This overcomes the Owner-Tenant split incentive (where the owner would pay capital costs of the improvements and the tenant, who pays the energy costs, would get the benefit of the lower costs).

Through its network of financing partners, Helios can also provide more traditional financing solutions such as loans, capital leases, operating leases, as well as tax-exempt loans and leases for governmental organizations.

Two major questions that property owners have about energy efficiency retrofits are:

1) How can I pay for the renovations?

2) How can I be sure that the projected energy savings that I’m paying for really happen?

Helios provides unique solutions to these challenges:

1) Helios can help you fund your project through a variety of financing solutions in order to fit your needs, including programs that require no upfront payments and are cash flow positive from day one (that is, the energy savings are greater than the financing payment).

2) Helios can use its proprietary risk rating to arrange for energy-performance insurance that insures savings in the event that performance is less than expected.

 pg. 33

Efficiency-as-a-Service

It is no secret that buildings can save 20% to 40% of their energy costs through proven energy-efficient equipment and control system. Yet, many building owners do not implement the projects due to a combination of lack of capital and lack of trust in the expect savings. As a result, many NPV-positive projects do not get implemented and energy is simply wasted through inaction.

With Efficiency as-a-Service, building owners can simply subscribe to a new service, where they only pay for the value of nega-watts, i.e. the energy that is not consumed, at a price below the existing energy prices.  What is more, this comes at no risk to the building owner: If the savings do not materialize, they don’t pay for it.  So if negawatts are cheaper than watts and can make a building green, why not take advantage of it?

Clearly, the easiest and most hassle-free way to pay for energy efficiency improvements is “efficiency as a service”. HELiOS can arrange to finance the costs of implementing energy efficiency projects and charges back to the building owner the energy savings. The building owner only pays for delivered energy savings.

Financing Models for Energy Efficiency

Efficiency Service Agreements (ESAs) are the equivalent of Power Purchase Agreements (PPAs) to finance energy efficiency projects. A lender funds cost of improvements and assumes ownership for the retrofit projects. The lender monitors energy savings and charges back to the property owner at a price set below historic energy prices.

Energy Efficiency Leases are traditional capital leases covering the entire energy retrofit project costs. The term of the lease is determined so that lease payments are less than the value of the energy savings from the retrofits.

Property Assessed Clean Energy (PACE) financing involves building owners voluntarily taking on financing, which is repaid via an assessment on their property tax bill.

Financing Solution	Building Sector				Description	Size	Upfront Capital Cost	Performance Guarantees	O&M + M&V
	C	I	R	FM					
HELiOS ESA™	?	?			HELiOS with Energy Service Contractor designs, builds, owns and operates the retrofit. No upfront cost to owner. Possibility for off-balance sheet treatment. Similar to a PPA, but for efficiency.	> $500K to $5M	None	Energy savings insurance	O&M done by Contractor M&V done by Helios
HELiOS E-Lease™	?	?	?	?	Designed for an Owner who has no need for off-balance sheet treatment. HELiOS with Energy Service Contractor designs, builds, owns and operates the retrofit. No upfront cost to owner. Owner subscribes to energy savings insurance. Monthly lease payments lower than insured savings.	> $250K to $5M	None	Energy savings insurance	O&M done by Contractor M&V done by Helios
HELiOS PACE™	?				Building owner finances and manages the project. Project payments are added to the tax bill. Loan is repaid by building owner via property tax. Possibility for off balance sheet treatment. Owner can opt for insured savings.	> $25k to $5M	None	Insurance optional for size >$250k	O&M done by Owner Helios M&V if insured
Traditional Loan	?	?	?		Building owner borrows the capital on its balance sheet to manage and implement the project.	> $50k to $5M		Insurance optional for size >$250k	Helios M&V if insured
Capital Lease	?	?	?	?	Capital leases offer fixed terms and monthly payments with zero money down. Nominal buy-out at the end of term. Can cover soft costs (design, build, O&M).	> $50k to $5M	None	Insurance optional for size >$250k	Helios M&V if insured

 pg. 34

C: Commercial; I: Industrial; R: Residential; F/M: Federal and Municipal

 pg. 35

HELiOS Efficiency Service Agreement (ESA)

Under a HELiOS ESA the Building Owner pays for the value of realized savings.

Helios funds and owns 100% of the project equipment and installation costs, and performs ongoing operation and maintenance during the term

Helios arranges for the project energy savings to be insured

Owner makes monthly payments to Helios based on the value of the realized energy savings, set at a fixed level below current energy prices

At the end of the ESA term, Building Owner has the option to (1) purchase the equipment at fair market value, (2) extend the ESA agreement term, (3) end the contract and have Helios remove the equipment

HELiOS ESA Benefits to Owner:

-

No upfront cost financing

-

No performance risk. No savings, no cost.

-

Cash flow positive from day one

-

Off-balance sheet treatment possibility

-

Hassle-free, Helios performs development and ongoing maintenance

HELiOS ESA Overview

 pg. 36

HELiOS Efficiency Lease

Under a HELiOS E-Lease the Building Owner pays for the improvements over time at an amount that is less than the energy savings.

Helios arranges funding for 100% of the project equipment and installation costs, and performs ongoing measurement & verification during the term

Owner makes monthly payments to Helios

The term of the lease is determined so that lease payments are less than the value of the energy savings from the retrofits.

At the end of the lease term, Building Owner has the option to (1) purchase the equipment at fair market value, (2) extend the lease term, (3) end the contract and have Helios remove the equipment

HELiOS E-Lease Benefits to Owner:

-

No upfront cost financing

-

Cash flow positive from day one

HELiOS E-Lease Overview

 pg. 37

HELiOS PACE (Property Assessed Clean Energy)

HELiOS PACE loan financing enables Building Owners to take advantage of Property Assessed Clean Energy programs available in many jurisdictions in the U.S.

PACE loans cover the entirety of the project development, equipment and installation costs and can include solar, new roofs, seismic and weather related upgrades.

Project payments are made through a special property assessment on the building owner’s tax bill.

PACE offers the possibility for off balance sheet treatment.

Building Owner can opt for insured savings through Helios.

HELiOS PACE Benefits to Owner:

-

No upfront cost financing

-

Building owner keeps incentives and rebates

-

Long term financing available for up to 20 years

-

Energy savings can be insured economically

-

Retrofit costs are a pass through to tenants

-

Repayment obligations attached to the property, not the owner

-

Ideally suited for multi-tenant commercial building owners

HELiOS PACE OVERVIEW

 pg. 38

Eligible Equipment and Improvements

Helios can finance retrofit projects with a wide variety of energy efficiency measures (see samples and table below). In addition, depending on the details of the project and location, other items can be included in the retrofit project such as seismic strengthening, water conservation measures (e.g. irrigation and gray water systems), and new roofing (e.g. if solar panels with 20 year life are being installed on a roof with only 5 years of life remaining).

Typical Retrofit Measures

BMS (3-4 yr payback)

VAV Box (5 yr payback)

Industrial & Commercial
LED lights

LED lamps and fixtures
(2-5 yr payback)

T12 to T8 Lamps w/
Electronic Ballast
(2-4 yr payback)

Variable Frequency
Drives (VFDs)
(2-4 yr payback)

High Efficiency VFD Chiller
(8-12 yr payback)

High Efficiency Fully Condensing
Boilers (6-8 yr payback)

Lighting Control
System
(2-4 yr payback)

Sample Energy Efficiency Measures

Category	Energy Improvement Measure
Envelope - Walls	Increase Wall Insulation
Envelope - Walls	Increase Ceiling Insulation
Envelope - Walls	Increase Roof Insulation
Envelope - Walls	Cool/Green Roof Installed
Envelope - Walls	Weather Stripping
Envelope - Walls	Insulation or Replacement of Solar Screens
Envelope - Walls	Insulate Attic Hatch / Stair Box
Envelope - Walls	Add Attic/Knee Wall Insulation
Envelope - Walls	Insulate Thermal Bypass
Envelope - Windows	Replace Glazing
Envelope - Windows	Add Window Films
Envelope - Windows	Add Shading Devices
Envelope - Windows	Cleaning and/or Repair
HVAC - System	Operating Protocols, Calibration, and/or Sequencing
HVAC - System	Cleaning and/or Repair
HVAC - System	Training and/or Documentation
HVAC - Heating	RCx Heating system tune-up
HVAC - Heating	Replace Boiler or Furnace
HVAC - Heating	Replace Burner
HVAC - Heating	Replace Packaged Terminal Units
HVAC - Heating	Add Heat Recovery
HVAC - Heating	Convert Gas-Fired Unit to Boiler Loop
HVAC - Heating	Boiler Room Insulation
HVAC - Heating	Operating Protocols, Calibration, and/or Sequencing
HVAC - Heating	Cleaning and Repair
HVAC - Ventilation	Uncategorized
HVAC - Ventilation	Duct Sealing
HVAC - Ventilation	Balancing
HVAC - Ventilation	Operating Protocols, Calibration, and/or Sequencing
HVAC - Ventilation	Upgrade Fans
HVAC - Ventilation	Cleaning and Repair
HVAC - Cooling	RCx Cooling system tune-up
HVAC - Cooling	Replace Chiller
HVAC - Cooling	Replace Package Units
HVAC - Cooling	Operating Protocols, Calibration, and/or Sequencing
HVAC - Cooling	Economizer Cycle
HVAC - Cooling	Heat Recovery
HVAC - Cooling	Add or replace Cooling Tower
HVAC - Cooling	Install VSD on Electric Centrifugal Chillers
HVAC - Distribution	Uncategorized
HVAC - Distribution	Add Pipe Insulation
HVAC - Distribution	Add Duct Insulation
HVAC - Distribution	Balancing
HVAC - Distribution	Operating Protocols, Calibration, and/or Sequencing
HVAC - Distribution	Replace/Modify AHU
HVAC - Distribution	Repair Leaks / Seal Ducts
HVAC - Distribution	Improve Fans or Pumps
HVAC - Distribution	Convert System from Steam to hot Water
HVAC - Distribution	Convert CV System to VAV System
HVAC - Distribution	HVAC - Controls - Uncategorized
HVAC - Distribution	HVAC - Controls - Add or Upgrade BAS/EMS/EMCS
HVAC - Distribution	HVAC - Controls - Add or Upgrade Controls
HVAC - Distribution	HVAC - Controls - Pneumatic to DDC Convert
Domestic Hot Water	Replace or Upgrade Heater
Domestic Hot Water	Heat Recovery
Domestic Hot Water	Add Pipe Insulation
Domestic Hot Water	Install Low-Flow Fixtures
Domestic Hot Water	Add Recirculating Pumps
Domestic Hot Water	Separate DHW from Heating
Domestic Hot Water	Operating Protocols, Calibration, and/or Sequencing
Motors	Uncategorized
Motors	Replace with higher efficiency
Motors	Replace with VSD
Motors	Add Drive Controls
Lighting	Retrofit/Replace
Lighting	Cleaning and/or Repair
Lighting	Operation Protocols, -Calibration, and/or Sequencing
Lighting	Retrofit with T-8
Lighting	Retrofit with T-5
Lighting	Retrofit with CFLs
Lighting	Add occupancy sensors
Lighting	Add daylight dimming
Data Center	Data Center
Process/Plug Equipment	Process/Plug Equipment -Operating Protocols, Calibration, and/or Sequencing
Process/Plug Equipment	Process/Plug Equipment - Cleaning and/or Repair
On-Site Generation	Solar PV
On-Site Generation	Wind
On-Site Generation	Fuel cells
On-Site Generation	Combined Heat & Power (CHP)
On-Site Generation	Storage

Helios Technical Due Diligence and Energy Savings Insurance

With energy retrofit analytics, risk-simulation and measurement & verification (M&V), Helios provides in-depth and comprehensive technical due diligence services as part of its HELiOS EE-AssureTM service package. Upon successful completion of a technical due-diligence, Helios will be able to offer a retrofit assessment report and the option for the customer to insure the expected savings of the project.

Helios works with reputable insurance partners that offer energy savings insurance options, which will act as performance guarantees during the term of the project.

Energy Savings Insurance terms vary based on the project risk profile as analyzed by Helios and will be quoted on a case-by case basis: insurance term, premium and deductible.

HELiOS EE-AssureTM due diligence service includes the following:

HELiOS EE-AssureTM	Description
HELiOS BEPATM	Building Energy Performance Assessment: Baselining, weather normalization, regression analysis, statistical validation, documentation.
HELiOS EEMTM	Energy Efficiency Measures analytics Financial analytics on proposed efficiency measures.
HELiOS M&VTM	Measurement & Verification
HELiOS EE-SimTM	Building energy modeling and retrofit simulation
HELiOS EE-RiskTM	Retrofit performance risk assessment

 pg. 41

As a result of the technical Due Diligence process, Helios will deliver a HELiOS EE-Risk Rating, which reflects the probability of the project to meet the expected savings.  If the Client wishes to get a quote from Helios insurance partners, Helios will confidentially transmit the Technical Due Diligence report to the insurance company to get a quote.

The Client has also the option to subscribe to the HELiOS EE-AssureTM service without purchasing an Energy Savings Insurance policy.

Case Study – Small Hotel in New York City

The graphics below are screen shots taken directly from the Helios platform and show a number of the input and output screens that are currently fully built and operational. The following is a case study of an energy efficiency project on a small hotel in New York City gives a real-life example of how the Helios platform can be used. The hotel was subject to NY Local Law 87, meaning that the owners were required to obtain an energy audit for the building. This detailed audit data was entered into the Helios platform, from which the user:

-

generated an Energy Use Analysis

-

reviewed potential Energy Efficiency Measures and selected the measures that fit their criteria in order to create a project

-

performed an Energy Retrofit Simulation on that project to understand the resulting cost and energy performance that should result, and

-

generated a Performance Risk Analysis indicating the likely range of Annual Energy Savings with a 90% confidence and a project EE Risk Rating™, which can be used to obtain performance insurance and financing.

CASE STUDY: SMALL HOTEL IN NEW YORK CITY

Energy audit for LL87 compliance
Surface Area: 55,000 Sq. Ft.
Annual Energy Costs: $310,000
Savings Opportunity: $125,000
Project Cost: $365,000
Payback: 2.9 years

Without HELiOS:

No Financing

- Cannot front retrofit costs
- Lack confidence in savings
- No performance guarantees
- High transaction costs
- => Wasting $125,000 / year

With HELiOS:

Access to ESA Financing

- No upfront retrofit costs
- Off balance sheet
- Energy savings insurance
- Reduced development costs
- Capturing $125,000 / year

© 2016 – Helios Exchange, Inc. - Confidential
23

HELiOS EXCHANGE

CASE STUDY: SMALL HOTEL RETROFIT
PROJECT ORIGINATION

HELIOS EXCHANGE

HELiOS
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161 LEXINGTON AVENUE
HELIOS-EEX
161 LEXINGTON AVENUE
MANHATTAN, NY 10016, US
BUILDING CHARACTERISTICS
Building Type Hotel
Year Built 1908
Building Area 51,963 ft²
Energy Star Rating 22
Total Energy Costs 179,281 $/yr
Energy Use Intensity 126 kBtu/ft²/yr
Energy Cost Intensity 3.5 $/ft²
GHG emissions 505 (MtCO2e)
ENERGY PERFORMANCE BENCHMARK
22
Least Efficient
Most Efficient
Percentile 25 50 75
EUI (kBtu/ft²) 97.3 72.0
ECI ($/ft²) 6.2 4.6
POTENTIAL ENERGY SAVINGS
140 Broadway - Manhatt ...
New York, NY 10005, US
2000 1178 $10.8M
95 $9.2 $116.2k
Ramada East Side
New York, NY 10001, US
1900 52 $0.3M
125 $5.1 $148.4k
1 Whitehall Street - M ...
New York, NY 10004, US
1990 330 $1.7M
52 $5.1 $505.9k
200 Liberty Street - M ...
New York, NY 10281, US
1990 1406 $7.9M
54 $5.3 $1.2m
AAA New York
Facts & Figures
# of Buildings
152
Energy Costs ($M/yr)
3,668.3
Energy Star Rating (avg.)
43
Area ('000 ft²)
200,452
Year Built
Building Area ('000 ft2)
Energy Cost ($ millions)
Energy Use Intensity (kBtu/ft2/yr)
Energy Cost Intensity ($/ft2)
Potential Energy Savings ($ Millions)

CASE STUDY: SMALL HOTEL RETROFIT

ENERGY USE ANALYSIS

HELIOS
Ramada East Side
Building Data
Energy Analytics
EEMs
EESim
BEPA Report
Energy Star Report
Measurement & Verification
Usage
Cost
Weather
Building Characteristics
Disaggregation
Total Annual Energy Use by Category
Electricity Use
Energy Consumption by Source
(Fossil Fuel or Natural Gas) Use
Model: LL87 Audit cal
Stage of Analysis: Level III
EUI (kBTU/ft2): 132
EUI (kWh/m2): 416
Total Annual Energy Use by Category
Heating [kWh/m2] (52.94%)
Electricity Use by End-Use Category
Energy Consumption by Source
Electricity
Fossil Fuels
Total Energy
(Fossil Fuel or Natural Gas) Use by End-Use Category
Heating [kWh/m2]
Cooling [kWh/m2]
Internal Lighting [kWh/m2]
External Lighting [kWh/m2]
Fans [kWh/m2]
Pumps [kWh/m2]
Plug Loads [kWh/m2]
Domestic Hot Water [kWh/m2]
Jan Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec

CASE STUDY: SMALL HOTEL RETROFIT
ENERGY EFFICIENCY MEASURES

HELIOS | Ramada East Side

1900 | 52 | $265.1k | 125 | $5.1 | $148.4k | 499

[+] SHOW COMPLETE BUILDING INFORMATION

Building Data | Energy Analytics | EEMs | EESim | BEPA Report | Energy Star Report | Measurement & Verification

EEM List | EEM Details | EEM Analytics | EEM Project Financials

Project: **Ramada East Side** ADD

Type	Number & Measure Description	Measure Costs ($)	Incentive ($)	Cost Savings ($/yr)	Payback (yrs)	IRR (%)
	EEM-64 Install NG High Efficiency Condensing Boiler — Space Heating • Space Heating Equipment (Gas Furnace)	$286,233	$0	$123,028/yr	2.3 yrs	42.9%
	EEM-65 Replace Dryers and Dryer Boiler — Laundry Appliances	$13,150	$0	$3,843/yr	3.4 yrs	27.1%
	EEM-66 Install Premium Efficiency Motors — Efficient Motors	$1,666	$0	$777/yr	2.1 yrs	46.5%
	EEM-67 Lighting Upgrades & Controls — Indoor General Lighting	$37,847	$0	$13,136/yr	2.9 yrs	34.3%
	EEM-68 Replace Air Conditioners in Basement — Space Heating and Cooling	$25,623	$0	$3,525/yr	7.3 yrs	10.8%

EEM Portfolio

Facts & Figures for Ramada East Side

EE Risk Rating: **A**

# of Measures: **5**

Cost / Measure Type

$300,000
$200,000
$100,000
$0

Total Measure Costs: **$364,519**

Total Incentives: **$0**

Total Cost Savings: **$144,309**

HVAC
Appliance or Plug Load

CASE STUDY: SMALL HOTEL RETROFIT

ENERGY RETROFIT SIMULATION

HELiOS
Ramada East Side
1900
52
$265.1k
125
$5.1
$148.4k
499
[+] SHOW COMPLETE BUILDING INFORMATION
Building Data
Energy Analytics
EEMs
EESim
BEPA Report
Energy Star Report
Measurement & Verification
Building Energy Model
Model Calibration
Retrofit
EE Risk Analysis
Uncertainty Setup
Model: LL87 Audit cal
Audit Level: Level III
EE Risk Compass™
EE Risk Rating™
EE-VAR™
Projected Energy Savings
Projected EUI
EE Retrofit Simulation
HELIOS EE RISK COMPASS™
Simple Payback
> 10 yrs (min) - < 1 yr (max)
2.8 yrs
A
EE Risk Rating™
CCC (min) - AAA (max)
48.7 %
Savings %
0% (min) - 50% (max)
31.7 %
EE-VAR™
100% (min) - 0% (max)
Project Name: Ramada East Side
EE Risk Rating™ A
EE-VAR™ 31.7 %
Simple Payback (yrs) 2.8 yrs
Expected Savings 48.7 %
Total Measure Costs $ 364,519
Total Incentives $ 0
Total Cost Savings $ 130,235
HELiOS Building Efficiency™
© 2013, All Rights Reserved • Terms of Service • Privacy • Support

CASE STUDY: SMALL HOTEL RETROFIT
PERFORMANCE RISK ANALYSIS

HELIOS EXCHANGE

HELIOS
Ramada East Side
1900 | 52 | $265.1k | 125 | $5.1 | $148.4k | 499
[+] SHOW COMPLETE BUILDING INFORMATION
Building Data | Energy Analytics | EEMs | EESim | BEPA Report | Energy Star Report | Measurement & Verification
Building Energy Model | Model Calibration | Retrofit | EE Risk Analysis | Uncertainty Setup
Model: LL87 Audit cal
Audit Level: Level III
EE Risk Compass™
EE Risk Rating™
EE-VAR™
Projected Energy Savings
Projected EUI
EE Retrofit Simulation
HELIOS EE RISK RATING™ - A
0.020
0.015
0.010
0.005
PDF: p(x)
1.00
0.75
0.50
0.25
CDF: p(x<X)
90% probability
5 - 95 Confidence
100
150
200
250
300
Annual Energy Savings (kWh/m2)
Probability Distribution of Retrofit Energy Savings
Cumulative Distribution of Retrofit Energy Savings
Project Name: Ramada East Side
EE Risk Rating™ A
EE-VAR™ 31.7 %
Simple Payback (yrs) 2.8 yrs
Mean Savings (kWh/m2) 232
Total Measure Costs $ 364,519
Total Incentives $ 0
Total Cost Savings $ 130,235
HELIOS Building Efficiency™
© 2013, All Rights Reserved · Terms of Service · Privacy · Support

 pg. 42

Market Size and Segmentation

Commercial buildings retrofits are an $80B global market with forecast growth to $150B by 2020 (7.3% CAGR). Helios unlocks the potential of energy savings in the underserved small & mid-size buildings segment by reducing transaction costs and facilitating financing of Energy Retrofits. This market is driven by ambitious goals and regulatory mandates from State and Municipal governments: building energy disclosure requirements are mandatory in California and increasingly in other major US cities. The US has a goal to double energy efficiency by 2030 and the EU has a goal to increase its energy efficiency 20% by 2020.

US Commercial Buildings Stock: 70B SF
Small & Mid-Size Buildings: 50B SF
(10K SF < Square Footage < 200K SF)

$3.2B US Market for Financing**
(16 B SF x $4 x 5%)
Office Class B&C 7%
Health Care 7%
Lodging 5%
Mercantile 16%

$2.1B US Market for Software Licensing*
(70B SF x $0.03/SF)

Target Market

- **US commercial building stock: 70B Square Feet**
- **US target market for retrofit financing: 16B SF**
- All segments out of reach/scope of ESCOs
- **Financing need: $64B*****
- **HELiOS US TAM = $5.3B** analytics, technical underwriting and financing revenue
- **HELiOS Global TAM: $15B** (US + EMEA + APAC)

* Helios software licensing = $0.03/SF
** Helios revenue = 5% of total retrofit project cost
*** Average energy efficiency retrofit = $4/SF

 pg. 43

The table below shows building data in the Helios platform by city, including buildings where actual energy performance data is disclosed and buildings in cities that will be requiring energy disclosure in the near future. Helios assumes that 30% of these buildings are eligible for energy efficiency retrofits, which results in a total of 46,000 candidate buildings and a potential total project cost(“Investment Required”) of over $21 billion using an average cost of $5 per square foot. Note that this analysis does not include a large number of buildings outside of these localities that are potentially good candidate for retrofit projects.

Energy Use Disclosure Mandates

 pg. 44

REVENUE MODEL

Helios generates revenues from 3 primary streams: (1) Software Licensing of Helios Retrofit Analytics based on square footage; (2) Due diligence and risk evaluation services to Banks, Project Developers, Insurance and Asset Owners; and (3) Transaction and management fees from project financing services charged to building owners.

Our pricing is set to be about 10% of typical energy audit costs. A typical ASHRAE energy audit costs $0.15/SF for a level 2 and $0.4/SF for a level 3. HELiOS technical underwriting solution is priced at $0.02 to $0.03/SF. The price is paid for by building owners.

SERVICES
BUILDING ENERGY ANALYTICS + MGT
DUE DILIGENCE + INSURANCE
FINANCING SOLUTIONS
SOFTWARE SERVICE FEES
SOFTWARE SERVICE FEES
ORIGINATION & CLOSING FEES
HELIOS EXCHANGE PLATFORM
$$
$$
$$
CLIENTS
CHANNEL PARTNERS
ENERGY CONTRACTORS
BUILDING OWNERS & FACILITY MANAGERS
CHANNEL PARTNERS
UTILITIES

 pg. 45

Go To Market Strategy

Phase 1 - completed: During 2014 and 2015, Helios built and validated Helios Building Energy Retrofit Analytics and technical underwriting software to support the origination and financing platform, Helios-EEX.

Phase 2 – in process: During Q3 and Q4 of 2016, Helios is launching the Energy Efficiency Exchange - Helios-EEX - the world’s first Commercial Real Estate database for energy retrofit development, insurance and financing. This launch will allow public access to portions of the Helios platform and will include a Freemium model whereby users can see some information for free, can see more information if they register, and then can access the full platform if they subscribe.

The platform will include pre-made business cases for any buildings where Helios already has energy use intensity information (i.e. buildings in cities where energy disclosure is required). The business cases will show what types of energy efficiency measures make sense for the building under various assumptions, what the measures would cost and the return on investment.

The platform will also include an online credit application that will allow Helios to quickly pre-qualify (or disqualify) building owners and specific projects for an appropriate type of financing.

Helios has engaged a web-marketing firm, to manage a brand awareness and Internet marketing campaign that will kick off when Helios-EEX is launched. This campaign will target about 21,000 industry-specific contacts in the initial marketing effort.

Helios has uploaded data on over 150,000 buildings, representing 15 Billion square feet of commercial real estate in Helios Exchange in the cities which already have building energy performance data available (Boston, Chicago, New York, Minneapolis, Philadelphia, San Francisco, Washington, DC) and those which are in the process of requiring the disclosure of this data (Atlanta, Austin, Cambridge, Chicago, Denver, Houston, Los Angeles, Miami, San Diego, Santa Clara County, Denver and Seattle). Helios has also included buildings from Honolulu where energy prices are the highest in the country.

After the user receives the initial free retrofit discovery and preliminary business case, Helios will pursue the following steps:

-

Invitation for the user to share energy use data from the EPA’s Energy Star Portfolio Manager. Note that most of the city and state disclosure programs require the use of this EPA tool by property owners to meet their disclosure requirement; if the owner shares their ESPM login with Helios, the data can be uploaded with a few keystrokes, and this will allow a more accurate analysis of the building.

-

Invitation to submit an existing energy audit. Note that many of the disclosure programs require building owners to obtain an energy audit from an engineering firm. By entering the more detailed information from this audit, Helios can create an even more accurate analysis of the building.

-

Free retrofit project evaluation from HELiOS. With the data from the energy audit, Helios is able to quickly determine whether a financeable project can be created for the property.

-

Preliminary offer from financing and insurance partners. With the results of the project evaluation and the preliminary online credit application, Helios can review the project with its financing partners to find the most advantageous source of financing.

-

Paid due diligence service. If a project is going forward, Helios will also earn fees for the final due diligence needed to complete the project.

-

Retrofit transaction. Helios will receive placement fees when projects are financed by its partners. If performance measurement is required, as is the case when performance insurance is purchased, then Helios will undertake and be paid for ongoing measurement and verification of the energy performance of the building.

 pg. 46

HELiOS intends to leverage hundreds of energy services professionals and contractors as sales channels to building owners. Our plan is to equip them with standardized building energy analytics and retrofit financial analysis to enable them to make the business case with their building owner clients. Other channel partners are electric utility companies which run energy audits and On-Bill-Financing programs. Helios will also undertake direct outreach to commercial real estate owners, real estate management companies, and facilities management companies.

Phase 3 - Q4-17:  Helios will pursue global expansion of the Energy Efficiency Exchange (London, Shanghai, Sydney, Tokyo). The Helios platform is built to international standards. The same market drivers are working elsewhere in the world, often to a greater degree, depending on local energy prices and local government efforts to reduce greenhouse gas emissions.

For each new market that is included, there will be a relatively small amount of application development required to accommodate local data, measurement, and real estate practices. Helios will undertake market analysis to determine which markets are most promising and from there to develop a roll out strategy.

HELIOS
All Properties
Facts & Figures
2,302
18,971.3
41
654,631

> ORIGINATE $100M AND CLOSE $30M IN ENERGY RETROFIT PROJECTS IN 18 MTHS

LAUNCH HELIOS-EEX: Q1-2017

ORIGINATION & FINANCING PLATFORM

- Origination, assurance and financing services
- Geographic focus: California & East coasts
- Provide ESA, PACE, loan, lease financing

⇒ **LEVERAGE CITY DISCLOSURE DATA**

100,000 BLDGS, 10+ BILLION SQ. FT.

SIGN-UP CHANNEL PARTNERS:

LICENSE HELIOS RETROFIT ANALYTICS SOFTWARE

- Focus on top 10 Energy Service Providers on West & East coasts
- Sign-up key utility partners in CA, NY, PA, MA

HELIOS EXCHANGE

© 2017 – Helios Exchange, Inc. - Confidential
11

Competitive Landscape

There are a variety of players in the broader market of energy efficiency in buildings, including software vendors, small and medium energy service providers, large energy service companies, as well as specialty finance providers. Below, these players are mapped on a matrix showing on the vertical axis transaction costs (low to high) required to create and complete an energy efficiency project, and on the horizontal axis, whether the solution is purely technical (left side) or both technical and financial (middle) or purely financial (right side).

Companies focused on technical solutions are comprised of software providers, which typically have technical solutions involving building management systems, sensors, optimization of existing equipment, and demand management, and energy service providers, which typically are contractors focused on retrofitting new equipment into the buildings. Companies focused on financial solutions are typically specialty finance companies which understand energy in buildings and provide various types of financing for individual efficiency measures (say new lighting or a new boiler) or for a full retrofit project. This financing market also includes traditional lenders, depending on the creditworthiness of the building owner.

Companies which can provide both technical and financial solutions to date have usually been large energy service companies, which are experienced in project implementation and have the financial wherewithal on their own balance

 pg. 47

sheets to be able to finance the project and at times guarantee the energy performance. These entities have been successful in undertaking projects in the “MUSH” market (municipal, universities, schools, and hospitals), where projects are large, owners are likely to occupy the space for a long term and themselves have good credit ratings, and owners have wanted a turn-key solution. These ESCOs have provided a good service, though it is only offered for larger projects and comes at a relatively high price (the actual profit margins of ESCOs are hard to determine because the services are bundled together, but the margins are known to be large).

By design, Helios is in the unique position to be able to provide a solution that is both low cost and comprehensive. The Helios platform allows users to quickly analyze a potential project, evaluate the risks of that project, and obtain insurance and project financing to implement it. It is designed to address a much broader market than the ESCOs operate in, that is, it seeks to make energy efficiency projects available to large, medium and small buildings of all types. Helios can do this through several unique features:

-

Helios has loaded all disclosure data (only recently made available by disclosure regulations of cities) in one platform

-

Helios has built a proprietary building energy model based in part on Department of Energy research that is easier to operate and faster than other models in the marketplace

-

Helios has developed proprietary stochastic modelling, risk analysis and risk rating which allows potential lenders and insurers to gain more confidence in the project and decide to fund the project more quickly

-

Helios is designed to lower costs and transaction time and thereby allow smaller projects to also be attractive for financing

 pg. 48

Market Traction To Date

Helios has obtained clients or established pilot programs with a number of important players in the target markets for its products, including real estate owners, property managers, electric utilities, municipalities and financing companies.

 pg. 49

Financial Projections

Two Year Quarterly Projections

HELiOS Exchange, Inc.
2-Year Projections

P&L	1QYr1	2QYr1	3QYr1	4QYr1	1QYr2	2QYr2	3QYr3	4QYr4
REVENUE								
Total Income	14,017	70,769	274,511	651,071	1,125,439	2,112,993	2,491,009	2,913,531
Cost of Goods Sold	4,000	48,190	81,270	141,617	215,530	389,387	442,534	483,390
GROSS PROFIT	10,017	22,579	193,241	509,454	909,909	1,723,607	2,048,475	2,430,141
OPERATING EXPENSES								
COST OF SALES	1,402	7,077	27,451	65,107	112,544	211,299	249,101	291,353
SALES & MARKETING	35,530	104,596	139,189	203,155	320,482	416,663	454,286	494,134
COST OF LABOR	104,488	143,391	145,565	145,565	187,860	187,860	187,860	187,860
GENERAL & ADMIN. EXPENSES	59,995	96,716	88,965	102,328	153,380	175,702	187,143	195,935
R&D	36,984	97,923	129,515	130,015	129,515	129,515	129,515	129,515
TOTAL OPERATING EXPENSES	238,398	449,703	530,685	646,169	903,780	1,121,040	1,207,904	1,298,796
EBITDA	**(228,382)**	**(427,123)**	**(337,444)**	**(136,715)**	**2,045**	**542,310**	**756,514**	**1,018,210**
BONUS POOL	-	-	-	-	4,084	60,257	84,057	113,134
INTEREST, TAX, DEPREC, AMT	4,731	5,309	5,454	5,634	6,140	6,356	6,501	6,573
NET INCOME	**(233,113)**	**(432,433)**	**(342,897)**	**(142,349)**	**(4,095)**	**535,954**	**750,013**	**1,011,637**

	1QYr1	2QYr1	3QYr1	4QYr1	1QYr2	2QYr2	3QYr3	4QYr4
SOFTWARE LICENSING								
New Square Footage (M ft2)	3	8	12	15	16	18	21	23
Cumulative Sq. Ft. (M ft2)	2	14	21	35	50	66	84	104
# New Customers	1	3	5	6	7	7	8	9
Revenue from S/W Licensing	14,000	55,000	131,000	230,000	337,000	455,000	585,000	728,000
FINANCIAL UNDERWRITING								
New Projects Dealflow (#)	-	7	24	49	65	73	82	92
New Projects Dealflow ($M)	-	3	10	20	26	29	33	37
EEX projects pipeline (M Ft2)	-	1	2	5	6	7	8	9
EEX transactions ($M)	-	-	2	8	16	36	41	46
Revenue from Financing	-	16,000	144,000	421,000	788,000	1,658,000	1,906,000	2,186,000
Total Revenue ($)	**14,000**	**71,000**	**275,000**	**651,000**	**1,125,000**	**2,113,000**	**2,491,000**	**2,914,000**
Cumulative Revenue ($)	**14,000**	**85,000**	**360,000**	**1,011,000**	**2,136,000**	**4,249,000**	**6,740,000**	**9,654,000**
Average FTE	4.3	9.7	11.0	12.7	17.3	19.3	20.7	21.3
$ Revenue / FTE	3,235	7,321	24,956	51,400	64,929	109,293	120,533	136,572

CASH FLOW	1QYr1	2QYr1	3QYr1	4QYr1	1QYr2	2QYr2	3QYr3	4QYr4
Beginning Cash	11,805	4,253,870	3,815,790	3,472,870	2,821,737	2,802,901	3,317,461	4,061,933
Net Income/(Loss)	(233,113)	(432,433)	(342,897)	(142,349)	(4,095)	535,954	750,013	1,011,637
Investor cash/conversion	4,520,000	-	-	1,936	-	-	-	-
Other Sources/Uses	(44,822)	(5,647)	(23)	(510,719)	(14,742)	(21,394)	(5,541)	(6,737)
ENDING CASH BALANCE	**4,253,870**	**3,815,790**	**3,472,870**	**2,821,737**	**2,802,901**	**3,317,461**	**4,061,933**	**5,066,833**

BALANCE SHEET	Starting Balance	1QYr1	2QYr1	3QYr1	4QYr1	1QYr2	2QYr2	3QYr3	4QYr4
ASSETS									
Cash	11,805	4,253,870	3,679,367	3,472,870	2,821,737	2,802,901	3,317,461	4,061,933	5,066,833
Other Assets	34,595	38,165	43,812	43,834	52,008	66,750	88,144	93,685	100,422
Total Assets	**46,400**	**4,292,035**	**3,723,179**	**3,516,705**	**2,873,746**	**2,869,651**	**3,405,605**	**4,155,618**	**5,167,255**
LIABILITIES									
Current Liabilities	41,253	-	-	-	-	-	-	-	-
Long Term Liabilities	502,545	502,545	502,545	502,545	-	-	-	-	-
Total Liabilities	543,798	502,545	502,545	502,545	-	-	-	-	-
Paid In Capital	344,125	4,864,125	4,864,125	4,864,125	4,866,061	4,866,061	4,866,061	4,866,061	4,866,061
Retained Earnings	(841,522)	(1,074,636)	(1,645,309)	(1,849,966)	(1,992,315)	(1,996,409)	(1,460,456)	(710,443)	301,195
Total Equity	(497,398)	3,789,489	3,218,816	3,014,159	2,873,746	2,869,651	3,405,605	4,155,618	5,167,255
Total Liabilities and Equity	**46,400**	**4,292,035**	**3,721,361**	**3,516,705**	**2,873,746**	**2,869,651**	**3,405,605**	**4,155,618**	**5,167,255**

 pg. 50

Five Year Annual Projections

HELiOS Exchange, Inc.
5-Year Financial Projections

P&L	Year 1	Year 2	Year 3	Year 4	Year 5
REVENUE					
Total Income	1,010,368	8,642,972	16,982,879	29,112,997	48,376,132
Cost of Goods Sold	275,077	1,530,841	2,642,871	4,175,944	6,621,188
GROSS PROFIT	735,291	7,112,132	14,340,008	24,937,053	41,754,944
OPERATING EXPENSES					
COST OF SALES	101,037	864,297	1,698,288	2,911,300	4,837,613
SALES & MARKETING	482,470	1,685,564	2,589,323	3,944,696	6,059,235
COST OF LABOR	539,007	751,438	751,438	751,438	751,438
GENERAL & ADMIN. EXPENSES	348,004	712,160	1,026,349	1,511,545	2,087,726
R&D	394,438	518,060	524,060	536,060	536,060
TOTAL OPERATING EXPENSES	1,864,955	4,531,520	6,589,458	9,655,038	14,272,072
EBITDA	**(1,129,664)**	**2,319,080**	**6,975,495**	**13,753,813**	**24,734,585**
BONUS POOL	-	261,532	775,055	1,528,201	2,748,287
INTEREST, TAX, DEPREC, AMT	21,129	25,570	1,246,403	4,835,032	8,682,528
NET INCOME	**(1,150,792)**	**2,293,509**	**5,729,092**	**8,918,781**	**16,052,058**

KEY METRICS	Year 1	Year 2	Year 3	Year 4	Year 5
SOFTWARE LICENSING					
New Square Footage (M ft2)	37	78	125	200	321
Cumulative Sq. Ft. w/ churn (M ft2)	35	104	207	366	616
FINANCIAL UNDERWRITING					
New Projects Dealflow (#)	80	313	500	801	1,283
EEX projects pipeline (M Ft2)	8	31	50	80	128
EEX transactions ($M)	10	139	249	399	639
Average FTE	9	20	26	36	51
$ Revenue / FTE	107,296	439,473	649,027	810,571	950,104

CASH FLOW	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Cash	11,805	2,821,737	5,066,833	10,749,651	19,583,731
Net Income/(Loss)	(1,150,792)	2,293,509	5,729,092	8,918,781	16,052,058
Investor cash/conversion	4,521,936	-	-	-	-
Other Sources/Uses	(561,211)	(48,414)	(46,274)	(84,702)	1,524
ENDING CASH BALANCE	**2,821,737**	**5,066,833**	**10,749,651**	**19,583,731**	**35,637,312**

BALANCE SHEET	Starting Balance	Year 1	Year 2	Year 3	Year 4	Year 5
ASSETS						
Cash	11,805	2,821,737	5,066,833	10,749,651	19,583,731	22,765,400
Other Assets	34,595	52,008	100,422	146,696	231,397	259,957
Total Assets	**46,400**	**2,873,746**	**5,167,255**	**10,896,347**	**19,815,128**	**23,025,357**
LIABILITIES						
Current Liabilities	41,253	-	-	-	-	-
Convertible Notes + Accrued Interest	502,545	-	-	-	-	-
Total Liabilities	543,798	-	-	-	-	-
Paid In Capital	344,125	4,866,061	4,866,061	4,866,061	4,866,061	4,866,061
Retained Earnings	(841,522)	(1,992,315)	301,195	6,030,287	14,949,068	18,159,296
Total Equity	(497,398)	2,873,746	5,167,255	10,896,347	19,815,128	23,025,357
Total Liabilities and Equity	**46,400**	**2,873,746**	**5,167,255**	**10,896,347**	**19,815,128**	**23,025,357**

 pg. 51

Five Year Annual Projections - Graph

Total Revenues
Costs
EBITDA
Cumulative Cash Flow
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
1QYr1
2QYr1
3QYr1
4QYr1
1QYr2
2QYr2
3QYr2
4QYr2
1QYr3
2QYr3
3QYr3
4QYr3
1QYr4
2QYr4
3QYr4
4QYr4
1QYr5
2QYr5
3QYr5
4QYr5

 pg. 52

Assumptions of Financial Projections

C.

 pg. 53

The Offering

The Company is offering a maximum of 50,000 7% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having a value of $100.00.

C. Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D. Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Building Energy Analytics products and services.  See “USE OF PROCEEDS” section.

E. Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has not set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering before the Company shall have access to the investment proceeds. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

F. Preferred & Common Stock Shares

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

& Current Shareholders

100%

o

New Shareholders

0%

C. Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

D.

 pg. 54

Company Share Purchase Warrants

There are 26,785 stock warrants issued.

Accounts Payable include certain legal fees of Wilson Sonsini Goodrich & Rosati. The company has an agreement with WSGR whereby that law firm will represent the company and defer up to $25,000 of its legal fees until the Company raises additional funding, in exchange for an equity interest in the Company (26,785 stock warrants). To date, the Company has used $13,302.50 of legal services from WSGR and this amount is accrued as an account payable.

E. Company Stock Options

There are 762,911 stock options issued, of which 622,312 are vested. There remain 1,237,089 unissued.

F. Company Convertible Securities

The Company has seven Subordinated Convertible Promissory Notes totaling $470,000 as of 12/13/16. The terms of these notes vary and are listed in the table below. The notes are convertible to common shares at the holder’s option based on the Cap and Discount amounts below, but can be required to convert by the Company upon a next equity investment in the amount listed below. Convertible notes are due and payable in full ninety (90) days after written demand made on or after the maturity date above. That maturity date has passed for some notes, in which case the notes would potentially be due and payable within 90 days.

The Company, at the completion of this Offering will have 50,000 7% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

 pg. 55

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

 pg. 56

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

C. Stock Option Plan

In 2013, the Company a stock option plan. A complete copy of the HELiOS Exchange Stock Option Plan is included in the Exhibits portion of this Offering.

D. Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

E. Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

F. Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. There is not a minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

A.

 pg. 57

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in HELiOS Exchange Inc.

The Company	HELiOS Exchange, Inc. is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 66 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 7% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $5,000,000 from Investors.  The securities being offered hereby consists of up to 50,000 7% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Share subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. There is no minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Conversion Option / Mandatory Conversion

All 7% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 7% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

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ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 1 Gate Six Road, Suite 203, Sausalito, California 94965. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

HELiOS Exchange, Inc. commenced operations in May of 2013 as a Delaware Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that HELiOS Exchange, Inc. will operate profitably.

Overview:

Helios Exchange provides an online, Software-as-a-Service (SaaS), building energy retrofit analytics and financing platform to facilitate the origination, development and financing of energy retrofit projects in commercial buildings. The Helios’ SaaS platform includes end-to-end standardized energy retrofit analytics to catalyze the financing of energy retrofits by enhancing both investor and building owners’ confidence in the outcome of energy retrofit projects. The Helios Exchange solution will contribute to eliminating market asymmetry between building owners and financiers, and significantly reduce transaction costs in developing, insuring and financing building energy retrofit projects.

The Helios’ SaaS platform functionality includes, building energy performance assessment, integration with the US Environmental Protection Agency (EPA) Energy Star Portfolio Manager, baselining, remote energy audit, energy retrofit simulation and performance risk assessment, as well as measurement & verification (M&V). The Helios platform has been designed to be fully compatible with prevailing energy data standards such as EPA Energy Star Portfolio Manager and DOE Standard Energy Efficiency Data Platform (SEED) as a way to quickly exchange energy and building data from building owners, city programs, energy efficiency financiers and service professionals.

One of the key innovations and unique differentiator provided by Helios is its Energy Efficiency Risk Rating system that evaluates the performance risk of retrofit projects. The retrofit performance risk assessment is a critical component necessary to offer affordable performance guarantees to building owners and financiers. To date, Helios has formed a strategic agreement with an insurance company to provide energy savings risk insurance based on its risk analytics technology.

Energy Service Companies (ESCOs) are the incumbent competitors for large and institutional building retrofits but have little penetration in commercial real estate due to the complexity and high transaction costs of performance contracting. Moreover, ESCOs typically do not go after energy projects smaller than $2 million, which precludes small and mid-size building retrofits. Many software vendors provide energy analytics but only a few offer access to financing. Specialized clean energy project developers provide financing but none have the technical underwriting technology. Helios Exchange has been designed to integrate technical and financial underwriting in order to streamline the process from origination to M&V.

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Liquidity and Capital Reserves

As of December 14th, 2016, the Company had $11,800 USD in cash and total liabilities of $543,798. As of October 1st, 2016, the Company has incurred total expenses of $75,000 in association with this Offering. In Management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next twelve months. The Company is attempting to raise capital to proceed with its plan of operation as detailed in the Description of Business Section of this Offering. The Company hopes to raise a minimum of $500,000, and a maximum of $5,000,000 through this Offering. The Company believes that such funds will be sufficient to fund the Company’s expenses over the next twelve months.

The Company is highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other sources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because the Company is a development stage company with no operations to date, the Company would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

The Company is involved in litigation. See page 68, Legal Proceedings.

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ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Pierre Trevet

Founder & Chief Executive Officer, Director

Pierre Trevet, Founder and CEO, is a pioneer and entrepreneur in the field of environmental finance and sustainability investing, totaling 20+ years experience in financial services and IT industry. He has co-engineered numerous investment approaches to address sustainability problems, including the algorithms for world’s first global equity fund based on eco-efficiency principles (Storebrand EcoValue Fund, 1995), eco-enhanced equity funds (Credit Agricole Green Planet Fund, 2004), and world’s first carbon bond index (JP Morgan Carbon Beta Bond Index, 2008). Pierre Trevet is the Founder and CEO of Helios Exchange which he started in 2012 with the mission to use information technology to create the needed investor confidence to catalyze energy efficiency financing. Prior to that Pierre was the Head of Sustainability Finance for over 3 years at C3 Energy. At C3, Pierre has been instrumental in developing C3’s initial product roadmap and product strategy. Prior to C3, he was Managing Director at Innovest Strategic Value Advisors for 10 years, heading the European activities and the carbon finance practice. Prior to that, he was CEO and Founder of Ecolistic, a corporate environmental management and accounting software. Previously, he has worked in Norway as an Environmental Finance Analyst at Storebrand, as an Energy and Environmental Management Consultant at Statkraft Engineering and held diverse roles as Project Engineer at Doris Engineering. Mr. Trevet holds a MSc (1990) in Mechanical & Industrial Engineering from ParisTech, Ecole Nationale Supérieure d’Arts et Métiers, and an MSc (1995) (Hon.) in Energy & Environment Management from the Norwegian School of Management.

Mr. Hewson Baltzell

President, Director

Hewson Baltzell, President and COO, was the initial investor in Helios and joined the company full time in February 2016.

He was President and co-founder Innovest Strategic Value Advisors, an internationally recognized investment research firm that originated the rating of Environmental, Social and Governance performance on behalf of institutional investors. Investors in the company included State Street Global Advisors, one of the largest fund managers in the world, and APG, the largest pension fund in Europe. He and his partners sold the company to publicly-traded RiskMetrics in 2009, with the plan consolidate the field by acquiring other competitors. Six months later, they bought KLD Research & Analytics, and he served as Head of Product Development, working to integrate all legacy companies with a new research platform, client platform, and unified research, and this business became part of publicly-traded MSCI, Inc. in 2010, where Baltzell stayed on as Executive Director. This direct successor to Innovest, MSCI's ESG Research Business, with over 600 clients and 250 staff, is now the leader in providing ESG research and ratings of equities, bonds and other financial instruments to institutional investors. The business evaluates 6,000 publicly-held companies, over 200,000 private, public and sovereign bonds, and 70,000 mutual funds from an ESG perspective.

Mr. Baltzell has a wide variety of experience in real estate finance and development as a commercial and investment banker, covering most property types – office, retail, industrial, residential multi-family, single-family, hotels and resorts. In the Principle Transactions Group (the merchant bank) of Lehman Brothers, he was involved with risk analysis, underwriting, financing and securitization of real estate debt and equity. At Chase Manhattan, his responsibilities included restructuring and securitizing the bank’s multi-billion dollar real estate portfolio, foreclosing on properties, then managing, improving and selling those properties. Previously, Baltzell managed debt and equity portfolios for a private, foreign-owned investment company and worked in Mellon Bank’s international division.

Mr. Baltzell is on the board of the Global Impact Investing Network, a not-for-profit supported by the Rockefeller Foundation and the Omidyar Network, and is on the Standards Advisory Committee of B Lab, a nonprofit organization that serves a global movement of people using business as a force for good.

Mr. Baltzell holds an MBA in Finance from Wharton and a BA in International Relations from the University of Pennsylvania. He is also a frequent conference speaker and lecturer at institutions such as Wharton and Columbia.

 pg. 63

Mr. Prem Abraham

Director

Prem Abraham, board member, is Chairman of Gladstone Abraham Group, a San Francisco based private merchant banking group. Mr. Abraham has launched numerous companies in the high technology sector as either a founding board member or as Senior Advisor to the CEO. He has advised prominent companies such as Philips, Hewlett Packard, Xerox and Westinghouse Electric; as well as venture capitalists and leading investment banks in special financing situations. Mr. Abraham held senior positions in leading corporations based in the San Francisco Bay Area prior to forming Gladstone Abraham Group. His corporate experience includes five years with the nuclear division of General Electric Company at San Jose, a special assignment in corporate planning at Atlantic Richfield, five years as Managing Director of International Resource Exchange and two years as Division Business Manager of the Materials Division of Corporate Technology at Raychem Corporation in Menlo Park, reporting directly to the Chairman. While with International Resource Exchange, he advised such companies as Fairchild Semiconductor, SRI International, American Microsystems, and Amdahl Corporation on Joint Ventures and strategic partnerships in India, Singapore and Japan. Mr. Abraham has an MBA from Harvard University and a MSME from UC Berkeley where he was a doctoral candidate.

Confidential

Chief Scientist

Chief Scientist (confidential) - PhD in Building Technology, MSc in Facility Management, LEED AP, postdoctoral fellow at one of the Department of Energy’s national labs. Specialized in large scale energy modeling methods and retrofit analytics.

B. Significant Employees.   All Members of HELiOS Exchange, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of HELiOS Exchange, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  The Company is currently engaged in a Civil Lawsuit in Marin County, California.

Marin County Court, Case number CIV1602939, TIMOTHY MEANOCK, ET AL VS HELIOS EXCHANGE, INC., ET AL. The four plaintiffs are holders of Subordinated Convertible Promissory Notes to Helios in the aggregate amount of $250,000, and this amount is included in the financial statements under Liabilities, along with accrued interest.

Plaintiffs allege that the CEO compensation of $120,000 for 2015 was improperly paid. While the company cannot determine the outcome of this suit, a possible remedy for the complaint if the company were to lose the suit would be repayment of the notes and accrued interest sooner than the maturity date. It is possible that the Company would also need to pay the legal fees of these plaintiffs, which are capped (by their Note Purchase Agreements) at 25% of the principal amount of the notes, which would be $62,500 in total. Related to this, the former CTO has made claims for payment for software development.

The company is vigorously defending itself against this suit, which it views to be without merit.

The Company’s Law Firm is:

Nardell Chitsaz & Associates

999 5th Avenue

Suite 230

San Rafael, CA 94901

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ADVISORY BOARD

Michael Evans (Advisor Commercial Real Estate)

As a partner with Ernst & Young, Mike developed, led and drove significant growth in a number of practices.

He created, grew and led, as Global Director, the firm’s Real Estate and Construction Industry practice from 1988 to 1998, managing 2,500 professionals and personally serving many of the largest international real estate organizations in the U.S. and around the world.

Mike then served as the firm’s Director of Strategic Investments, managing E&Y’s investments in 40 small and emerging growth companies. He was also a senior partner for Quality and Risk Management with responsibility for internal risk management in 30 countries.

Mike’s experience with middle market entrepreneurs includes advising many small-medium clients in Silicon Valley on tax strategy and planning. Earlier in his career he was in investment banking and corporate law. He has also served as a project and country manager for projects funded by the Bill and Melinda Gates Foundation.

Charles W. Snyder (Advisor Structured Project Finance)

Mr. Snyder has more than 30 years experience in executive-level investment and financial management, including asset acquisitions and dispositions, project development, project and structured finance, global privatization and building of national and international advisory teams. Mr. Snyder currently is Managing Partner of Professional Infrastructure Consulting Services (“PICS”), which provides project planning and development, project finance and management services to support infrastructure, mineral and energy projects, acquisitions and joint ventures on a global basis. Mr. Snyder began his career with the Bechtel Group, where he served as Vice President of Bechtel Financing Services, providing project structuring and financing services for clients of the Bechtel Group around the world. He later became a Managing Principal of Bechtel Investments, Inc, where he served as Chief Financial Officer and as Managing Principal for private ventures, including investments in coal, mineral mining, and energy service companies and international investments. Mr. Snyder later joined Airport Group International (AGI), one of the world’s most successful companies specializing in the global privatization of airports, as its Chief Financial Officer. Following the sale of AGI, Mr. Snyder became a Managing Director at PricewaterhouseCoopers Securities, where he directed a global team in the airport sector, providing strategic and financial advisory services, including project financing, privatization and M&A transactions. Mr. Snyder has served as a director on a number of Boards, including PICS, PBI, ADI, Global Capital Group, Peabody Holding Company, Luton International Airport, Servicios de Aerpuertos Bolivianos SA, Australia Development Group PTY Limited, Westralia Airports Corporation, Dual Drilling Company, and Blue Mountain Mineral Company. Mr. Snyder attended the University of Michigan in Ann Arbor, receiving an MBA Degree in International Finance, and a BA Degree in History and Economics. Mr. Snyder also has taken post-graduate work in corporate finance at MIT.

Dr. Doug Arent (Advisor Renewable Energy and Energy Efficiency)

Dr. Doug Arent is Executive Director of the Joint Institute for Strategic Energy Analysis at the National Renewable Energy Laboratory (NREL). He specializes in strategic planning and financial analysis competencies; clean energy technologies and energy and water issues; and international and governmental policies. In addition to his NREL responsibilities, Arent is Senior Visiting Fellow at the Center for Strategic and International Studies. Arent was appointed as a Coordinating Lead Author for a chapter of the 5th Assessment Report of the Nobel Prize-winning Intergovernmental Panel on Climate Change (IPCC) and serves on the National Research Council Committee to Advise the U.S. Global Change Research Program. He is a member of the Policy Subcommittee of the National Petroleum Council Study on Prudent Development of North America Natural Gas and Oil Resources, and the American Academy of Arts and Sciences Steering Committee on Social Science and the Alternative Energy Future. Arent is a Member of the Keystone Energy Board and serves on the Advisory Council of the Smart Cities Council. Arent served from 2008 to 2010 on the National Academy of Sciences Panel on Limiting the Magnitude of Future Climate Change, and also served on the Executive Council of the U.S. Association of Energy Economists. Prior to coming to his current position, Arent was Director of the Strategic Energy Analysis Center at NREL from 2006-1010. Prior to joining NREL, he was a management consultant to clean energy companies, providing strategy, development,

 pg. 65

and market counsel. Dr. Arent has a Ph.D. from Princeton University, an MBA from Regis University, and a Bachelor of Science from Harvey Mudd College in California.

Dr. Peter Williams (Advisor Enterprise Software Solutions)

Dr. Peter Williams is a Visiting Lecturer at Stanford University, Civil and Environmental Engineering School. Dr. Williams is the Chief Technology Officer of the technology incubators at one of the world’s largest IT companies, where his role is to create environmentally focused businesses. He is responsible for assembling, maintaining and developing the portfolio of businesses included, and technologies used. His particular focus areas have been PV technologies; developing green house gas reduction solutions and services; and most intensively, water management solutions, covering entire water resources (for example entire rivers or aquifers), utility infrastructures, and enterprise water management. As such, he has had a major role in developing water management solutions framework and a number of specific areas of intellectual property within that. He has also been heavily involved in creating the intellectual foundation for the Company’s "Smarter Planet" initiative. Dr. Williams holds the title of IBM Distinguished Engineer. By background, he is a management consultant with well over 20 years experience of bringing technology and business issues together to develop novel solutions and business models. He holds or co-holds 6 US patents with others pending. A native of the UK, he has lived in California since 1999, and is married with three children. His PhD was awarded by the School of Management at the University of Bath, England, in 1986.

Scott Henderson (Advisor Renewable Energy and Energy Efficiency Finance)

Scott Henderson is an advisor and investment banker to the clean technology and renewable energy and infrastructure markets. He previously served as Director of Finance at the C40 Cities Climate Leadership Group, chaired by Michael Bloomberg. Scott joined C40 via the Clinton Climate Initiative (CCI), which was launched by President Clinton in 2006 to reduce GHG emissions through the development of large-scale projects in renewable energy, forestry, municipal waste, transportation, and energy efficiency in more than 22 countries. At CCI, Scott provided project finance expertise and support to the organization’s Energy Efficiency Building Retrofit, Municipal Lighting and Solid Waste Programs. Among his accomplishments in this role, he devised and helped launch Property Assessed Clean Energy (PACE) financing programs specifically for large commercial buildings in San Francisco, Los Angeles, and Melbourne. He has been recognized as a global thought leader on energy efficiency finance, having authored numerous papers on the subject and spoken at numerous conferences globally. While at CCI, Scott consulted with The White House, President Clinton, Department of Energy, Congress, state energy offices, utilities and city mayors on energy finance policy. Prior to joining CCI, Scott built up extensive finance experience advising on utility-scale clean energy projects while at ADN Capital Ventures, serving as VP Finance at biotechnology firm Diobex, and as an investment banker at UBS Investment Bank, Dillon Read and Merrill Lynch. Scott holds a BA from Harvard University.

Laurent Carrière (Advisor Sales Strategy)

Laurent Carrière is Vice President and General Manager, Consumer Industries, Europe Midlde East and Africa (EMEA) at SAP. In this capacity he is responsible for driving the integrated operations for Retail, Wholesale and Consumer Products across all company dimensions including Sales, Marketing, Development and Services. In 2012, Mr. Carrière was VP Line of Business, Continental Europe at SAP, which involved driving Sales for CRM, SCM, HRM, Sustainability and Mobility product lines.

Before joining SAP, Laurent Carrière was Senior Director and a founder of the EMEA operation at C3 Energy, a software as a Service (SaaS) Energy Management startup leveraging big data and grid-scale analytics to enable utilities globally to realize the promise of the smart grid.

He was formerly VP International Sales Engineering at Endeca Technologies, a leading Information Access company now part of Oracle Corporation, where he was responsible for growing and managing the sales support organization in EMEA and APAC.

Prior to joining Endeca Technologies, Mr. Carrière spent ten years with Siebel Systems from 1996 to 2006. As one of the first members of the EMEA organization, he evangelized the Southern Europe market place on CRM and closed the first two deals ever in the region. He then built the Southern Europe sales support organization and ran it until he was appointed VP EMEA Sales Consulting in 2003, and then became VP EMEA CRM Sales Consulting at Oracle

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Corporation, responsible for sales support of the Siebel CRM, Oracle CRM and Peoplesoft CRM product lines. As a member of the European Management Board, he was responsible for driving the successful integration of Siebel and Oracle organizations in EMEA in 2005-2006.

Mr. Carrière started his career in 1993 with System Software Associates, a leading midrange ERP software vendor, in a sales support capacity, with responsibility for Architecture and Business Intelligence products.

Mr. Carrière holds a Master of Business Administration and Computer Science from Paris Dauphine University.

André Blanadet (Advisor Corporate Development)

André is an entrepreneur at heart with extensive and diversified leadership experience in telecommunication, media, entertainment and financial services ecosystems. He has lead multi-billion strategic partnership programs at Accenture, Citigroup and AT Kearney. He joined the co-founding team at Telltale to establish the company as a leader in digital entertainment. André is a results-oriented C level strategy and business development executive with extensive digital and e-commerce experience.

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ITEM 11.   EXECUTIVE COMPENSATION.

In November of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of HELiOS Exchange, Inc. will be entitled to receive an annual salary of:

Mr. Pierre Trevet

CEO

$175,000.00

Ms. Hewson Baltzell

President

$175,000.00

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised $500,000 of investment capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company currently pays a single cash fees to an Advisor of the Company.

Mr. Michael Evans of Newport Board Group

$1,000 / per month

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

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ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company has not had any stock sales within the last year; three convertible notes totaling $300,000 plus accrued interest were converted to Common Stock per their terms during the year. The Company currently has 6,225,716 Shares of Common Stock issued to a total of twelve Shareholders.

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 ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholders are Mr. Pierre Trevet, the Company’s Founder & Chief Executive Officer; and Mr. Hewson Baltzell, the Company’s President. These two shareholders currently own the majority of the issued and outstanding controlling Common Stock Shares of HELiOS Exchange, Inc. Consequently, these two shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Trevet and Mr. Baltzell will have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to the Company, the industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

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ITEM 14. SECURITIES BEING OFFERED.

7% Convertible Preferred Stock Shares

A maximum of  FIFTY THOUSAND 7% Convertible Preferred Stock Shares are being offered to the public at $100.00 per 7% Convertible Preferred Stock Shares.

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 71

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. There is no minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Mr. Trevet, the Company’s Founder & Chief Executive Officer; and Mr. Baltzell, the Company’s President. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer

 pg. 72

Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to HELiOS Exchange, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended Certificate  of Incorporation to issue an aggregate of 10,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of March 1st, 2017 – 5,307,175 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended Articles of Incorporation to issue an aggregate of 50,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of March 1st, 2017 – NO Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, FIFTY THOUSAND  shares of Preferred Stock will be issued and outstanding.

 pg. 73

            (c)  Other Debt Securities.

The Company has seven Subordinated Convertible Promissory Notes totaling $470,000 as of 12/13/16. The terms of these notes vary and are listed in the table below. The notes are convertible to common shares at the holder’s option based on the Cap and Discount amounts below, but can be required to convert by the Company upon a next equity investment in the amount listed below. Convertible notes are due and payable in full ninety (90) days after written demand made on or after the maturity date above. That maturity date has passed for some notes, in which case the notes would potentially be due and payable within 90 days.

(d) Other Securities to Be Registered.     None.

Security Holders

As of March 1st, 2017, there were 6,225,716 shares of our Common Stock outstanding, which were held of record by 12 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of March 1st, 2017, there were NO shares of our Preferred Stock outstanding.

 pg. 74

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

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any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 75

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF MARIN. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Enforceability of Mandatory Shareholder Arbitration:

A recent U.S. Supreme Court decision in AT&T Mobility, LLC vs. Concepcion, the Supreme Court upheld the enforcement of contractual arbitration clauses that waive a consumer’s right to bring a class action. While the effect of the Court’s ruling was more a landmark decision on consumer class actions, its importance was also on the more current state of “shareholder class action”, or essentially can corporations also prevent future securities class actions by adding arbitration and class-action waiver clauses in the Company’s Charter, By-laws and Securities Offering?

This issue has been debated in the past, and most recently when the Committee on Capital Markets Regulation recommended that shareholders have the Right “TO ADOPT ALTERNATIVES TO TRADITIONAL LITIGATION BY INSTITUTING ALTERNATIVES SUCH AS ARBITRATION (WITH OR WITHOUT CLASS ACTIONS).”

Conception’s pro-arbitration holding makes it clear that arbitration and class-action waiver clauses can be enforced, even in adhesion contracts that are not negotiated between the parties.

The basis for the Company’s Arbitration clause is based on Concepcion, and based on the grounds that Corporation’s, through a public offering of securities, have a “Contract with their Shareholders”

it is the Opinion of the Company that the permissibility of arbitration clauses in shareholder-corporation dispute resolution is enforceable. The Federal Arbitration Act and the Supreme Court cases upholding its effect suggest an expansive use of arbitration clauses is possible.

WHEN A CORPORATION MAKES A PUBLIC OFFERING OF SECURITIES, THEY ENGAGED IN ‘INTERSTATE COMMERCE’, THUS MAKING IT POSSIBLE FOR THE COMPANY TO USE THE FEDERAL ARBITRATION ACT.

 pg. 76

NOTE: Mandatory Shareholder Arbitration Clauses in Initial Public Offerings of Securities, like this Offering, have not been challenged in the State or Federal Courts, and the enforceability of Mandatory Shareholder Arbitration Clauses (like those contained in this Offering) have not been validated or invalidated by any court, and any future rulings by any State or Federal Court may affect the Mandatory Shareholder Arbitration Agreement associated with this Offering.

Pros & Cons of Mandatory Shareholder Arbitration:

1.

COSTS

PRO: Unlike court litigation, it is not necessary to hire a lawyer to pursue a claim against the Company in arbitration. Also, arbitration does not ordinarily involve time-consuming and expensive “discovery”, a period during which attorneys for each party subpoena each other’s documents and interrogate each other’s witnesses.

CON: Even though it is not mandatory, most parties elect to be represented by an attorney. Consequently, the cost savings of not using an attorney often is not realized by either party. And unlike court filing fees, which are relatively nominal, arbitration ordinarily entails substantial filing and arbitrator’s fees. For example, the American Arbitration Association (AAA) charges an Administrative Fee based on the amount of the claim or counterclaim that ranges from $975 for claims less than $10,000, to $8,700 for claims between $500,000 and $1 Million. Additionally, the parties must compensate the arbitrator or arbitrators for their time. A single arbitrator’s fees can exceed $1,500 per day.

2.

TIME

PRO: The arbitrator sets the date, time and place for the hearing after consulting with the parties. It is common for an arbitration to take three to six months from the initial demand to the issuance of an award. Under the AAA rules, special fast-track procedures apply if neither party’s claim or counterclaim exceeds $75,000. In this case, the arbitrator is required to set a date for the hearing within 30 days of confirmation of the arbitrator’s appointment.

CON: A lawsuit in the State of California ordinarily takes nine to 12 months, but can take years due to a variety of factors (court schedules, attorney schedules, case investigation times, discovery times, preliminary conference times, deposition times, etc.) to get from the initial filing to the trial. However, unlike in an arbitration, a lawsuit opens up the opportunity to have the court make legal rulings in advance of the trial that narrow the issuers or dismiss all or part of the claims.

3.

THE DECISION-MAKER

PRO: In an arbitration, the parties can choose an arbitrator who has experience with the industry. Additionally, unlike a judge in a court proceeding whose docket is often dominated by criminal, divorce and personal injury cases, an arbitrator ordinarily has the time to evaluate and decide the dispute.

Con: Unlike an arbitration, a judge or jury ordinarily does not have a background as an owner of a business, an active investor, both, or even neither. Consequently, arbitrators may have a bias that favors one side or the other in an arbitration. For these reasons, one party may object to an arbitrator, and vice versa.

4.

EVIDENCE

PRO: Because the rules of evidence do not apply in an arbitration proceeding, it is less time-consuming and less expensive to present a case in an arbitration proceeding than in a court trial.

CON: A party in an arbitration proceeding can be confronted with correspondence and affidavits from third-party witnesses who are not available for cross-examination. Likewise, a party in an arbitration proceeding can be confronted with testimony from witnesses who have no first-hand knowledge of the subject of the testimony. In a court proceeding, damages must be proven with reasonable certainty; in an arbitration proceeding, proof of damages can be based on speculation and conjecture.

5.

 pg. 77

DISCOVERY

PRO: In an arbitration proceeding, the parties only have limited rights to discover damaging information from the opposing party. Among other things, this means that a party probably will not incur the significant costs of subpoenaing and reviewing the opposing party’s documents and taking depositions of the opposing witnesses. Under the AAA’s fast-track rules for claims under $75,000, there is no discovery (absent exceptional circumstances) except for an exchange of exhibits and lists of witnesses five days before the hearing. In other cases, the AAA rules state the arbitrator has the discretion to direct the parties to exchange documents and other information and identify witnesses, but there is no other discovery (absent exceptional circumstances) except for an exchange of exhibits seven days before the hearing.

CON: Court rules allow each party to use a variety of methods to discover information known only by the opposing party, or a third party, including depositions, interrogatories (written questions) the opposing party must answer under oath and subpoenas for the production of documents. These procedures greatly increase the chances that each party will discover the weakness and strengths of their respective cases before trial.

6.

PRIVACY

PRO: Arbitration proceedings are not open to the public and the parties can agree to keep the proceeding confidential.

CON: In a court proceeding, confidential or embarrassing matters cannot be concealed from the public.

7.

JOINING THIRD PARTIES

PRO: Third parties who ultimately may be responsible may not be brought into the arbitration without their consent. Thus, most arbitration proceedings involve only the two parties to the contract.

CON: Court rules allow a party who has been sued for something for which a third party is ultimately responsible to bring the third party into the lawsuit by filing a cross-claim or third-party claim. In this manner, all parties involved in the dispute are before the court at the same time in the same lawsuit, and the party who is ultimately responsible bears the ultimate liability.

8.

APPEAL RIGHTS

PRO: Ordinarily an appeal from an arbitration award is permitted only on one of five narrow grounds:

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The award was procured by corruption, fraud or other undue means;

•

There was evident partiality, corruption or misconduct by the arbitrator;

•

The arbitrator exceeded his or her powers;

•

The arbitrator refused to postpone the hearing or hear evidence, or improperly conducted the hearing; or

•

There was no arbitration agreement.

Consequently, an award in an arbitration proceeding is rarely overturned, even if the evidence does not support the result.

CON: The losing party in a court case has a right to appeal to a higher court. The basis for the appeal can include alleged errors made by the trial judge as well as alleged mistakes made by the jury, including that the result is not supported by the evidence.

1.

 pg. 78

ENFORCEMENT OF THE AWARD

PRO: In an arbitration, the prevailing party can file an application with the local court to confirm the arbitration award and enter judgment in conformity with the award. Once a court enters judgment, the award can be enforced just as any other court judgment, including garnishment or bank accounts and execution and seizures of assets.

CON: Unlike a court judgment, which usually allows the party to enforce the judgment within 30 days, an arbitration award cannot be enforced until a lawsuit is filed and a court formally confirms the arbitration award, and enters a court judgment in conformity with the award. This process usually takes at least 90 days.

2.

LEGAL ERRORS

PRO: An arbitrator generally is not bound by legal principals, nor does he or she have to explain or justify the decision. Additionally, the decision is not reviewed for legal errors. An arbitrator is generally entitled to make a decision based on what he or she deems to be just and equitable within the scope of the contract between the parties.

CON: The court is required to enforce the terms of the contract between the parties in accordance with the contract’s plain terms.

 pg. 79

FINANCIAL STATEMENTS SECTION:

 pg. 80

HELIOS Exchange, Inc.
Balance Sheet
As of December 14, 2016

	Jan - Dec 2014	Jan - Dec 2015	Jan 1 - Dec 14, 2016
ASSETS			
Current Assets			
Bank Accounts			
1001 Wells Fargo Checking	7,127.80	287,715.99	3,924.12
1003 Wells Fargo Savings		175.01	425.07
1004 City National Bank Checking		0.00	7,456.03
Total Bank Accounts	$ 7,127.80	$ 287,891.00	$ 11,805.22
Other Current Assets			
1202 Employee Cash Advances		37,500.00	0.00
Total Other Current Assets	$ 0.00	$ 37,500.00	$ 0.00
Total Current Assets	$ 7,127.80	$ 325,391.00	$ 11,805.22
Other Assets			
1301 Accumulated Amortization of Other Assets	-326.00	-16,549.00	-16,549.00
1302 Software development	48,051.93	48,051.93	48,051.93
1303 Start up expenses	3,092.16	3,092.16	3,092.16
Total Other Assets	$ 50,818.09	$ 34,595.09	$ 34,595.09
TOTAL ASSETS	$ 57,945.89	$ 359,986.09	$ 46,400.31
LIABILITIES AND EQUITY			
Liabilities			
Current Liabilities			
Accounts Payable			
2001 Accounts Payable (A/P)		0.00	41,252.50
Total Accounts Payable	$ 0.00	$ 0.00	$ 41,252.50
Other Current Liabilities			
2101 Loan payable	0.00	200.19	0.00
Total Other Current Liabilities	$ 0.00	$ 200.19	$ 0.00
Total Current Liabilities	$ 0.00	$ 200.19	$ 41,252.50
Long-Term Liabilities			
2201 Convertible Notes	320,004.00	770,004.00	470,000.00
2202 Convertible Notes - Accrued Interest	15,448.22	39,481.78	32,545.34
Total Long-Term Liabilities	$ 335,452.22	$ 809,485.78	$ 502,545.34
Total Liabilities	$ 335,452.22	$ 809,685.97	$ 543,797.84
Equity			
3003 Investment	100.00	100.00	344,124.85
3005 Retained Earnings	-99,032.15	-277,606.33	-449,799.88
Net Income	-178,574.18	-172,193.55	-391,722.50
Total Equity	-$ 277,506.33	-$ 449,699.88	-$ 497,397.53
TOTAL LIABILITIES AND EQUITY	$ 57,945.89	$ 359,986.09	$ 46,400.31

 pg. 81

 pg. 82

 pg. 83

Notes to 12/14/16 unaudited financial statements

1)

Organization and Accounting Policies

a.

Organization - Helios Exchange Inc. is a Delaware corporation with its office in Sausalito, California. To date, the Company has been primarily in the research and development stage, during which it has developed a software platform to facilitate the analysis of commercial buildings for potential energy efficiency retrofits, the creation of an energy efficiency project based on this analysis, the evaluation the risk of that project, the financing of that project, and the ongoing monitoring and verification of the energy performance of that project where needed (for financing or insurance purposes). The software platform is now well-developed and will be launched of public use during the fourth quarter of 2016.

b.

Accounting Policies – Accounting is done on an accrual basis. Depreciation of start up costs

2)

Other Assets

a.

Other assets consist of software development and start up costs.

3)

Liabilities

a.

Accounts Payable

i.

Accounts Payable include certain legal fees of Wilson Sonsini Goodrich & Rosati. The company has an agreement with WSGR whereby that law firm will defer a portion of its legal fees until the Company raises additional funding, in exchange for stock warrants. To date, the Company has used $13,302.50 of legal services from WSGR and this amount is accrued as an account payable.

ii.

Accounts Payable include certain legal fees of Steve Tennis, Esq. The company has an agreement with Mr. Tennis whereby he will defer a portion of his legal fees until the Company raises additional funding, in exchange for stock warrants. As of 12/13/16, $20,000 of his legal services is accrued as an account payable.

4)

Debt

a.

The Company has seven Subordinated Convertible Promissory Notes totaling $470,000 as of 12/13/16. The terms of these notes vary and are listed in the table below. The notes are convertible to common shares at the holder’s option based on the Cap and Discount amounts below, but can be required to convert by the Company upon a next equity investment in the amount listed below. Convertible notes are due and payable in full ninety (90) days after written demand made on or after the maturity date above. That maturity date has passed for some notes, in which case the notes would potentially be due and payable within 90 days.

5)

 pg. 84

Leases

a.

The Company currently has a month-to-month lease that was at a rate of $375/month through September 2016, which increased to $415/month commencing in October 2016.

6)

Stockholders’ Equity

a.

The Company currently is authorized to issue 10,000,000 shares of Common Stock, of which 6,225,716 are issued and outstanding.

b.

There are 76,785 stock warrants issued.

c.

Of the 10,000,000 authorized shares, 2,000,000 were allocated to the Company’s Stock Option Plan.

d.

There are 1,348,044 stock options issued; 789,451 were exercised; 558,593 are outstanding, of which 195,323 are vested. There remain 651,956 unissued.

e.

There are seven Subordinated Convertible Promissory Notes that can convert into shares of stock on various terms (See Note 5 – Debt, above).

7)

Revenue Recognition

a.

Revenue is recognized upon invoicing for services or subscriptions. As the Company is largely pre-revenue, and as there are several possible revenue sources, from software subscriptions to financing placement fees to due diligence fees, the Company will develop revenue recognition policies that are appropriate for each type of revenue as that revenue stream comes to pass.

8)

Depreciation

a.

Software development and start up costs are depreciated over three years per IRS regulations.

9)

Contingencies

a.

Litigation – The Company is a defendant in a suit filed on 9/15/16 in Marin County, California by certain holders of Subordinated Convertible Promissory Notes. The total amount of the convertible notes in question is $250,000, and this amount is shown in the financial statements under Liabilities, along with accrued interest (see Note 5 – Debt, above; the convertible notes in question are numbers 6,7,9 and 10). While the company cannot determine the outcome of this suit, a possible remedy for the complaint if the company were to lose the suit would be repayment of the notes and accrued interest sooner than the maturity date. It is possible that the Company would also need to pay the legal fees of these plaintiffs, which are capped (by their Note Purchase Agreements) at 25% of the principal amount of the notes, which would be $62,500 in total. Related to this, the former CTO has made claims for payment for software development. The company is vigorously defending itself against this suit, which it views to be without merit.

 pg. 85

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 1st, 2017.

HELiOS Exchange, Inc.

By: Mr. Pierre Trevet

By: /s/ Pierre Trevet___________________

Name: Mr. Pierre Trevet

Title: Founder & Chief Executive

By: Mr. Hewson Baltzell

By: /s/ Hewson Baltzell___________________

Name: Mr. Hewson Baltzell

Title: President

 pg. 86

HELiOS Exchange, Inc.

1 Gate Six Road, Suite 203

Sausalito, California 94965

Company Direct: (415) 226-6170

http://Helio-Eex.com

SUBSCRIPTION AGREEMENT

7% Convertible Preferred Stock Shares 1 to 50,000

Subject to the terms and conditions of the shares of 7% Preferred Convertible Preferred Stock Shares (the "Convertible Preferred Stock”) described in the HELiOS Exchange, Inc. Offering Circular dated ____________________, 2017 (the "Offering"), I hereby subscribe to purchase the number of shares of 7% Convertible Preferred Stock set forth below for a purchase price of $100.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "HELiOS Exchange, Inc." evidencing $100.00 for each share of Convertible Preferred Stock Subscribed, subject to a minimum of ONE 7% Preferred Convertible Preferred Stock Shares ($100.00).

I understand that my subscription is conditioned upon acceptance by HELiOS Exchange, Inc. Company Managers and subject to additional conditions described in the Offering Circular. I further understand that HELiOS Exchange, Inc. Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of 7% Convertible Preferred Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of 7% Convertible Preferred Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 87

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ 7% Convertible Preferred Stock Shares of HELiOS Exchange, Inc., with no par value per share, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between HELiOS Exchange, Inc., a Delaware Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to FIFTY THOUSAND 7% Convertible Preferred Stock Shares (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

1

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at HELiOS Exchange, Inc.; 1 Gate Six Road, Suite 203, Sausalito, California 94965, along with a check payable to the order of HELiOS Exchange, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

3

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

4

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

(a)

 pg. 88

Prior to making the decision to enter into this Agreement, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Company Convertible Securities: All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the

 pg. 89

Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the

 pg. 90

previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued dividends, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

4

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the HELiOS Exchange, Inc.; 1 Gate Six Road, Suite 203, Sausalito, California 94965 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

 pg. 91

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

9

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees

 pg. 92

of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

16.   Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

 pg. 93

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

HELiOS Exchange, Inc.

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________

PURCHASER:

_____________________________________________

Signature of Purchaser

_________________________________________________

            Name of Purchaser

 pg. 94

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 95

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

3.

 pg. 96

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

5.

 pg. 97

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

7.

 pg. 98

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

9.

 pg. 99

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

11.

 pg. 100

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 101